UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Metro Bancorp
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	July 23, 2010

Time:	8:30 a.m.

Place:	Four Points Sheraton 800 East Park Drive Harrisburg, PA 17111

TO OUR SHAREHOLDERS:

The 2010 Annual Meeting of Shareholders of Metro Bancorp, Inc. will be held at the Four Points Sheraton, 800 East Park Drive, Harrisburg, PA, on July 23, 2010 at 8:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. The election of eight (8) directors to serve until the 2011 Annual Meeting.
2.	Approval of 2011 Director Stock Option Plan.
3.
Amend and Restate 2006 Employee Stock Option Plan. Amend and restate the 2006 Employee Stock Option Plan to (i) permit the Board of Directors to award restricted stock; (ii) accelerate the vesting of Plan awards in the event of a change in control; and (iii) make technical corrections to the vesting provisions to ensure consistency in Plan terms.

4.	Ratification of the Appointment of ParenteBeard LLC as Metro’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
5.	Other Business. Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 24, 2010 (the “Record Date”).  Your vote at the Annual Meeting is very important to us.

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) in person.  Whether or not you expect to attend the Annual Meeting, you may submit your proxy using the Internet, using a toll-free telephone number or by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.  This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter J. Ressler
Secretary

Harrisburg, Pennsylvania
June 7, 2010

METRO BANCORP, INC.

PROXY STATEMENT
Dated to be mailed on or about June 7, 2010

GENERAL INFORMATION

This Proxy Statement contains information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Metro Bancorp, Inc. (“Metro”).  The management of Metro and Metro Bank (the “Bank”) prepared this Proxy Statement for the Board of Directors. We first mailed this Proxy Statement and the enclosed proxy card to shareholders on or about June 7, 2010. If you hold your Metro shares in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you.  Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to provide it with voting instructions for your Metro shares.

We will pay the costs of preparing, printing and mailing the proxy and all related materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred to forward our proxy materials to beneficial owners of our stock, upon request of such record holders. In addition to sending you these materials, some of our directors, officers or employees may contact you, without additional compensation, by telephone, by mail or in person for the purpose of soliciting proxies or votes.

Our executive offices are located at 3801 Paxton Street, Harrisburg, PA, 17111, and our telephone number is 800-653-6104. Our mailing address is P.O. Box 4999, Harrisburg, PA  17111.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on July 23, 2010:

This Proxy Statement and our 2009 Annual Report are available on the Internet at:
www.cfpproxy.com/5290

This material is also available on Metro’s website in the Investor Relations section at www.mymetrobank.com.  You may access the material by choosing the “Investor Relations” button at the top of the page, and then selecting “Annual Reports” and “SEC Filings” from the items listed.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 24, 2010 (the “Record Date”).  A total of 13,491,304 shares of common stock were outstanding on the Record Date and can vote at the Annual Meeting. You are entitled to cast one vote for each share of common stock you own.  The enclosed proxy card shows the number of shares you can vote.  We will hold the Annual Meeting if the holders of a majority of the shares of the common stock entitled to vote either vote by proxy or attend the meeting in person.

As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the Annual Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to our Transfer Agent in the enclosed prepaid envelope or you may vote using the Internet or the toll-free telephone number as provided on the enclosed proxy card.  The proxy holders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote for the election of each of the eight director nominees. If other matters are properly brought before the shareholders at the meeting, the proxy holders will exercise their judgment and vote as they determine is in the best interest of Metro and its shareholders.

What vote is required?

The holders of a majority of the aggregate outstanding shares of Metro common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Pursuant to the Pennsylvania Business Corporation Law, directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Accordingly, the eight candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors.  A majority of the shares present and having voting power at a meeting at which a quorum is present is required in order to approve any other matter submitted to a vote of the shareholders, except in the case where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws. The other matters being submitted to the shareholders at the Annual Meeting (approval of the 2011 Director Stock Option Plan, the amendment to the 2006 Employee Stock Option Plan and ratification of the appointment of the registered public accounting firm) require the approval of a majority of the shares present and having voting power.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be counted as shares for purposes of determining whether there is a quorum, but will not be counted or voted in favor of the election of directors or on any of the other matters that will be brought before the Annual Meeting. The applicable stock exchange of which most brokers are members do not permit such brokers to vote on any of the matters being presented at the Annual Meeting except for the question of the ratification of Metro’s independent registered public accounting firm, if the broker has not been provided with voting instructions.  Effective January 1, 2010, as a general matter, a broker is not permitted to vote on behalf of a shareholder in an election for directors unless the broker has received timely voting instructions from the shareholder.  Previously, an uncontested director election was considered a routine matter on which brokers could exercise their discretion and vote without instructions from the beneficial owner of shares.  Consequently, if you hold shares with a broker, and you fail to provide your broker with voting instructions, he or she will be permitted to vote your shares only on ratification of Metro’s independent registered public accounting firm.  When a broker votes a client’s shares on some but not all of the proposals at a meeting, the omitted votes are referred to as “broker non-votes”.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If you return your proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting, the proxy holders named on the enclosed proxy card will exercise their judgment to vote your shares in a manner that they deem to be in the best interests of Metro and its shareholders.

How are votes counted?

Our judges of election will count all votes, which are cast in person or by proxy at the Annual Meeting.  Voting is an important right of shareholders.  If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.   Broker non-votes (shares of common stock held in record name by your broker or nominee and are not voted because (i) you have not provided voting instructions, (ii) the broker or nominee does not have discretion to vote on your behalf or (iii) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes cast. Your broker or nominee may no longer exercise discretion and vote shares held of record for the election of directors when you have not provided voting instructions.

Can I change my vote after I return my proxy card or vote by telephone or the Internet?

Yes.  At any time before the vote on a proposal, you can change your vote either by:

•	giving Metro’s secretary a written notice revoking your proxy;
•	signing, dating and returning to us a new proxy; or
•	placing a second telephone or Internet vote.

We will honor the proxy card or the telephone or Internet vote with the latest date.

Can I vote in person at the Annual Meeting?

Yes.  We encourage you to complete and return the proxy card or vote using the Internet or the toll-free telephone number to ensure that your vote is counted.  However, you may attend the Annual Meeting and vote in person whether or not you have previously voted by proxy.  Your vote in person will automatically revoke a previously submitted vote by proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth certain information, as of April 24, 2010, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our named executive officers, and by our directors and named executive officers as a group.  In addition, the table includes information with respect to other persons known to us to own or may be deemed to own more than five percent of our common stock as of April 24, 2010.

The address for each director and named executive officer is c/o Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA  17111.

			Percent of Outstanding
Name of Beneficial	Number of Shares		Common Stock
Owner or Identity of Group	Beneficially Owned	1	Beneficially Owned	1
Directors

James R. Adair	39,381	2	*
John J. Cardello, CPA	22,183	3	*
Douglas S. Gelder	153,959	4	1.14%
Alan R. Hassman	231,732	5	1.71%
Howell C. Mette	148,066	6	1.10%
Gary L. Nalbandian	527,107	7	3.84%
Michael A. Serluco	204,637	8	1.52%
Samir J. Srouji, M.D.	172,164	9	1.27%

Named Executive Officers Who are not Directors

Mark A. Zody	114,582	10	*
Mark A. Ritter	7,835	11	*
Steve Solk	1,250	12	*
D. Scott Huggins	10,389	13	*
All Directors and Named Executive Officers
of Metro, as a group (12 Persons)	1,633,285	14	11.70%

Other Five Percent Beneficial Shareholders

Wellington Management Company, LLP
75 State Street
Boston, MA 02109	1,263,635	15	9.37%

* less than 1%

1
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 24, 2010.  Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after April 24, 2010, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only.  Beneficial ownership may be disclaimed as to certain of the securities.

2	Includes 836 shares owned by Mr. Adair’s wife and 24,447 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

3	Includes 17,265 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

4
Includes 28,038 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.  As of the record date, Mr. Gelder has pledged 115,323 shares of Metro common stock in connection with real estate and business loans with the Bank.

5
Includes 55,358 shares owned by Mr. Hassman’s wife and 28,038 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.  As of the record date, Mr. Hassman has pledged 121,113 shares of Metro common stock in connection with business loans with the Bank.

6	Includes 28,038 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

7
Includes 113,128 shares held by Mr. Nalbandian’s individually directed participant account in the NAI/CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power and 4,424 shares held in trust by Mr. Nalbandian for the benefit of Mr. Nalbandian’s child. Also includes 219,411 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plans.

8	Includes 13,674 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

9
Includes 58,701 shares owned by Dr. Srouji’s wife, 1,162 shares owned jointly by Dr. Srouji and his wife and 25,456 shares held by Dr. Srouji’s self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan.  Also includes 28,038 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2001 Directors Stock Option Plan.

10
Includes 48,567 shares owned jointly by Mr. Zody and his wife.  Also includes 63,078 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plans.

11	Includes 6,250 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2006 Employee Stock Option Plan.

12	Consists of 1,250 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 2006 Employee Stock Option Plan.

13	Includes 7,575 shares of Metro common stock issuable upon the exercise of stock options granted under Metro’s 1996 and 2006 Employee Stock Option Plans.

14
Includes an aggregate of 465,102 shares of Metro common stock issuable to the directors and named executive officers of Metro under Metro’s 2001 Stock Option Plan for Non-Employee Directors and Metro’s 1996 and 2006 Employee Stock Option Plans.

15
Based on information provided by the shareholder to Metro, Wellington Management, on behalf of its client accounts, held 1,263,635 shares over which it had shared investment power and had shared voting power over 1,095,535 shares.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and persons who own more than 10% of our common stock must file reports with the SEC indicating the number of shares of Metro’s common stock they beneficially own and changes in the beneficial ownership.  All such persons are required by the SEC to furnish Metro with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2009, we believe all Section 16(a) filing requirements applicable to these persons were timely complied with.

ELECTION OF DIRECTORS OF METRO

The Bylaws of Metro provide as follows:

•	the Board of Directors may, from time to time, fix the number of directors;
•	the Board will consist of not less than five nor more than twenty-five directors; and
•	directors will be elected for a one-year term.

The Board of Directors by resolution has set at eight the number of persons to be elected to the Board of Directors at the Annual Meeting.  Pursuant to the Pennsylvania Business Corporation Law, the election of directors will be determined by a plurality vote and accordingly, the eight nominees receiving the most “FOR” votes will be elected.  Shares may be voted “FOR” or withheld from each nominee.  Abstentions and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares cast for the directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the eight nominees as named herein.

All of the nominees are currently members of the Board of Directors and each of them has consented to serve if elected. Metro does not have separate classes of directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

The proxy holders named on the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2011 Annual Meeting and until their respective successors have been duly qualified and elected.  If you return a signed proxy card without voting instructions, your proxy will be voted in favor of the election of those nominees.  Each nominee is currently a director of both Metro and the Bank.   All nominees for election were unanimously recommended by the Board of Directors.

The following table shows the name, age, positions with Metro and the Bank and length of board service for each nominee for election as director.

Name & Age	Position with Metro and the Bank	Director Since

Gary L. Nalbandian, 67	Chairman, President and CEO of Metro and the Bank	1985

James R. Adair, 62	Director of Metro and the Bank	2001

John J. Cardello, CPA, 49	Director of Metro and the Bank	2004

Douglas S. Gelder, 60	Director of Metro and the Bank	1988

Alan R. Hassman, 70	Director of Metro and the Bank	1985

Howell C. Mette, Esquire, 82	Director of Metro and the Bank	1985

Michael A. Serluco, 69	Director of Metro and the Bank	1985

Samir J. Srouji, M.D., 73	Director of Metro and the Bank	1985

Below we have provided for each nominee, his principal occupation and the specific experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a director of Metro.  Except as otherwise stated, the principal occupation indicated has been the person’s principal occupation for at least the last five years, based upon information furnished by the nominees.  If applicable, we have also included any public company or investment company directorships held by the nominees during the past five years and any required disclosure concerning legal proceedings involving any nominee.

Gary L. Nalbandian.  Mr. Nalbandian, a director of the Bank since 1985 and of Metro since 1999, has been Chairman of the Bank and Metro since the formation of these entities in 1985 and 1999, respectively.  Mr. Nalbandian has been President/CEO of the Bank and Metro since February 15, 2002.  He has also been the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co., Wormleysburg, PA since 2002. In these roles, Mr. Nalbandian has acquired a keen knowledge of all aspects of the banking industry and environment and understands Metro’s business and challenges better than any other person in the Company.  He also has a good working and personal relationship with each member of the Board.  Mr. Nalbandian is very active in his community, having served as the Chairman of the Harrisburg University Capital Campaign, Chairman of the West Shore Chamber of Commerce, Chairman of the YMCA’s Camp Shickellimy, President of Susquehanna Mental Health Services and as the Vice President of Edgewater Mental Hospital.  He has also served on the Board of Trustees for Harrisburg University, on the Philhaven Hospital Capital Campaign, on the Harrisburg University Executive Committee and as a Board member for Team Pennsylvania as well as the Central Pennsylvania Kidney Foundation. His activities both in and outside of Metro enable him to remain in touch with the banking needs of current and future customers and to gain necessary insights to develop products for continued growth and success of Metro.

James R. Adair.  Mr. Adair, a director of the Bank and of Metro since 2001, is the Owner of Adair Construction Services.  Over the course of his career, Mr. Adair has acquired extensive banking and financial oversight experience.  Prior to his ownership of Adair Construction Services, he worked for financial institutions including Mellon Bank, N. A., Hamilton Bank and CoreStates.  He held various senior level positions at these institutions, including senior vice president for commercial loans; senior credit officer; and senior lending officer with $10 million lending authority.  At Farmers Bank in Hanover, PA, he was chairman of the asset and liability (ALCO) and loan committees.  As a ten-year consultant to Marysville National Bank, he advised the bank on strategic planning and commercial lending and credit.  At Pinnacle Health System, he served for 15 years as chairman of the finance and audit committee, with responsibility for all aspects of budget and finance for ten operating entities with revenues exceeding $800 million.  He also served six years as chairman of the finance and audit committee of Delta Dental Pennsylvania, a health care organization with revenues exceeding $1 billion.

John J. Cardello, CPA.  Mr. Cardello, a director of the Bank and of Metro since 2004, is a Partner at Seligman, Friedman and Company, P.C., in York, PA, which engages in the accounting and consulting business. After 26 years of auditing and accounting experience, Mr. Cardello assumed the position of managing shareholder of this accounting firm in 2008.  He chairs the firm’s board of directors that oversees the management of all offices of the firm.  He is directly responsible for the firm’s accounting and auditing functions, which include establishing and monitoring audit policies and procedures.  Mr. Cardello is a recognized expert on the management of public accounting firms.  He has been certified to perform peer review engagements on behalf of other CPA firms.  Such review involves evaluating the accounting and quality control procedures of the firms under review and cooperating with management in the formulation of optimum quality assurance systems.  Because of Mr. Cardello’s extensive accounting and auditing expertise, the Board believes he is particularly qualified to be the chairman of the Audit Committee and a member of the Oversight Committee.

Douglas S. Gelder.  Mr. Gelder, a director of the Bank since 1988 and of Metro since 1999, is the President and Owner of DSG Development (a land development company) in Hershey, PA. Mr. Gelder holds a Bachelor of Science degree in marketing and accounting.  From 1977 to 1999 he owned ten car dealerships.  He is a director on the Dauphin County General Authority.  Mr. Gelder’s 22 years on Metro’s Board of Directors have provided him with insight and awareness of Metro’s needs, both essential abilities for membership and chairmanship of the Nominating and Corporate Governance Committee as well as the other Committees on which he serves.  As a business owner, Mr. Gelder brings to the Board knowledge of how to construct and account for significant financial transactions.  In addition, the Board and Metro can leverage the expertise in dealing with the public that Mr. Gelder acquired from his ownership of ten car dealerships.

Alan R. Hassman.  Mr. Hassman, a director of the Bank since 1985 and of Metro since 1999, is the President of ARH, Inc. and Keystone Lodging Enterprises, in Camp Hill, PA, which engage in the restaurant and hotel businesses, respectively. Mr. Hassman has 50 years of business and finance experience, including being a co-founder of Metro Bank.  Until November 2009, he had served as Chief Executive of ARH, Inc.  He has been President of Keystone Lodging Enterprises since 1996.  While serving on the Susquehanna University Board of Regents, he served as a member of the finance and property committees.  From 1975 to 1985, he served two three-year terms as president of Central Penn Advertising Corporation and managed a $2 million advertising budget.  While serving on the board of directors of Dame Media, LLP (operator of radio stations), he served on the finance committee for six years.  In addition to his knowledge of business and finance, Mr. Hassman provides the Board and Metro with guidance of how to motivate employees. This knowledge was developed during his lifelong experience of dealing with many and diverse employees in the restaurant and hotel business and is essential for his role as a member and chairman of the Compensation Committee.

Howel1 C. Mette, Esquire.  Mr. Mette, a director of the Bank since 1985 and of Metro since 1999, is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA. Mr. Mette was a founding member of Mette, Evans & Woodside in 1969.  Previously, he had served as Deputy Attorney General in the Pennsylvania Department of Justice from 1952 to 1955.  From 1952 to 2002 he was an Adjunct Professor of Law in taxation at Dickinson School of Law.  He has also served as Fellow, American College of Trust and Estate Counsel, past President of the Dauphin County Bar Association, Past Trustee of the Pennsylvania Bar Trust Fund and Insurance Trust and Trustee and Treasurer of the Dauphin County Bar Foundation.  Mr. Mette’s extensive legal experience provides the Board invaluable expertise on the Compliance and Real Estate Committees of the Board.

Michael A. Serluco. Mr. Serluco, a director of the Bank since 1985 and of Metro since 1999, is the owner of Consolidated Properties in Wormleysburg, PA, which engages in the business of real estate investment.  Mr. Serluco founded Consolidated Properties, a sole proprietorship, in 1967 and has grown the company to develop, own and manage residential and commercial properties across Central Pennsylvania, including hotels, warehouses, apartment buildings and land development.  He also owns Capital City Car Wash and serves on the board of directors of a local manufacturing and processing organization and serves as secretary/treasurer of the board of directors of Holy Spirit Hospital.  As an entrepreneur and director of Metro since he co-founded the Bank, Mr. Serluco brings to the Board his intimate knowledge of the philosophies and strategies that have grown the Bank, along with an appreciation of the needs of an investor.  He is able to effectively balance the needs of the investor with protection of the Bank’s interests to create successful projects and long-term banking relationships.

Samir J. Srouji, M.D.  Dr. Srouji, a director of the Bank since 1985 and of Metro since 1999, is President and CEO and practicing physician-surgeon at Plastic Surgery, P.C., in Camp Hill, PA.  He has served on the board of directors at Holy Spirit Hospital and on various committees at the hospital, including the medical executive committee, by-laws committee, strategic planning committee and community affairs committee.  In addition, he served as president of the medical and surgical staff at Holy Spirit Hospital. Dr. Srouji has been self-employed and operating his surgical practice since 1976.  As a surgeon, he is detail oriented and able to see what is often not obvious to others, skills he brings to the Audit Committee. As an entrepreneur, Dr. Srouji understands the needs and challenges of the small business owner, a crucial part of Metro’s business.  Dr. Srouji brings to the Nominating and Corporate Governance Committee knowledge of the needs and operations of Metro, gained from his 25 years on the Board.

Process for Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee will utilize current members of the Board of Directors, management and other appropriate sources to identify potential nominees.  The Committee will conduct all appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and shareholders.  The Committee’s process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

The Nominating and Corporate Governance Committee will receive and consider nominee recommendations that shareholders address to the Corporate Secretary of Metro at the address listed on the first page of this Proxy Statement. If shareholders wish to nominate candidates for election at Metro’s Annual Meeting, however, they must comply with additional procedures contained in Metro’s Bylaws.  To nominate someone at the Annual Meeting, you must deliver or mail a notice to the Secretary of Metro no less than 45 days prior to the date of the Annual Meeting.  Your notice must state your name, residence address and a representation that you are a holder of record of common stock of Metro entitled to vote  (include the number of shares of Metro that you own) at such meeting and intend to appear in person or by proxy at the meeting to vote for the person or persons nominated.  Your notice must also contain the following information on each proposed nominee:

•	the name, address and age of the nominee;
•	the principal occupation of the nominee;
•	the number of shares of Metro’s common stock owned by the nominee;
•	the total number of shares that, to your knowledge, will be voted for the nominee;
•	a description of all arrangements and understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by you;
•
such other information regarding each nominee proposed by you as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee; and

•	the consent of each nominee to serve as a director of Metro if so elected.

If you do not follow this procedure, the Chairman of the meeting will disregard your nomination made at the Annual Meeting, and the judges of election will disregard any votes cast for your nominee.

Director Qualifications. Nominees for director will be selected on the basis of outstanding achievement in their careers; Board experience; education; independence under applicable NASDAQ and SEC rules; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors and committee duties. Generally, nominees should also have experience in the financial services industry or knowledge about the issues affecting the financial services industry. Nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Metro's shareholders. They must also have an inquisitive and objective perspective, practical experience and mature judgment. The Board does not have a specific policy with regard to the consideration of diversity in identifying director nominees, however, Metro endeavors to have a Board of Directors representing diverse experiences and policy-making levels in business, government, education and technology, and in other areas relevant to Metro's activities. Directors are expected to attend scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand financial statements.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by Metro's Bylaws, whether any vacancies on the Board are expected and which incumbent directors will stand for re-election at the next Annual Meeting. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members, as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director, the Nominating and Corporate Governance Committee reviews such director's service to Metro during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ Marketplace Rules (“NASDAQ Rules”), and whether the nominee meets the qualifications for director outlined above, as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee or the Board of Directors will interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in the case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to recommend that the Board of Directors nominate the director candidate for election at the Annual Meeting.

CORPORATE GOVERNANCE

The corporate governance policies of Metro are set forth in the Corporate Governance Guidelines approved by the Board of Directors. The Corporate Governance Guidelines include information regarding the functions, responsibilities, qualifications and composition of the Board of Directors and other matters.  A copy of the Corporate Governance Guidelines, as approved by the Board of Directors can be found on Metro’s website at www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights” and is available in print to any shareholder requesting a copy by writing to the Corporate Secretary at the address given on Page 1 of this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight

Metro’s bylaws provide for the position of President and at the Board’s option, the Board may elect a Chairman of the Board. Mr. Nalbandian serves as Chairman, President and CEO of Metro and the Bank and has served in these roles since 2002.  Having the roles of CEO and Chairman combined has worked well for Metro.   Considering the size and characteristics of Metro, relative to other banks and bank holding companies, such as its number and types of shareholders, relationship with its customers, its deposits, debts and other obligations, loan portfolio and loan loss history, properties owned and leased and its number of employees, the Board believes that this is the appropriate structure. Metro has found this structure to be an efficient and effective means of operating the Company.  In addition, with Mr. Nalbandian’s responsibility for day-to-day operations and his interactions with management and employees, the Board believes he is in the best position to chair the Board meetings and lead the discussions about Metro’s performance.

The Board has not appointed a lead independent director.  Metro’s independent directors have met and will continue to meet in regularly scheduled Executive Sessions without management present.

The Chief Risk Officer (“CRO”) of the Company reports directly to the Board of Directors and administratively to the CEO.  As appropriate, the CRO routinely attends Board meetings and discusses risk issues with the Board of Directors.  The CRO also attends the Board’s Audit Committee and Compliance Committee meetings and provides information related to risks, as necessary.  In addition and on a quarterly basis, the Chief Financial Officer reviews with the Board of Directors various Risk Management reports.

Our Codes of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“the Code”) for our directors, officers and employees. The Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards. Metro provides a copy of the Code to each director, officer and employee and requires their signature acknowledging they have received and read the code.

Metro has also adopted a Code of Ethics for Senior Financial Officers that is applicable to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller and any other person performing similar duties. All Senior Financial Officers are required to read and sign this Code of Ethics on an annual basis.

Each of the above mentioned codes requires that any exception or waiver to any provision for directors or applicable officers be submitted for approval to the Board of Directors and such exceptions will be publicly disclosed as required by law, SEC regulation or the NASDAQ Rules.  A copy of each code can be found under the “Corporate Governance Highlights” in the “Investor Relations” section of Metro’s website at www.mymetrobank.com and is available in print to any shareholder who requests a copy by writing to the Corporate Secretary at the address given on Page 1 of this Proxy Statement.

Independence of Directors

As permitted by the NASDAQ Rules, to assist the Board in evaluating the independence of each of its directors, the Board has adopted categorical standards of independence.  Applying these standards, the Board of Directors has determined that all directors, with the exception of Gary L. Nalbandian, are independent as defined in the applicable NASDAQ Rules. The categorical standards adopted and applied by the Board consist of the following business or charitable relationships which the Board has determined are not material relationships that would impair a director’s independence:

•
Lending relationships, deposit relationships or other financial service relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, insurance and related products, private banking, investment management, custodial, securities brokerage, cash management and similar services) between Metro or the Bank, on the one hand, and (i) the director; and/or (ii) any Family Member of the director who resides in the same home as the director; and/or (iii) any profit or non-profit entity with which the director is affiliated by reason of being a director, officer, employee, trustee, partner and/or an owner thereof, on the other, provided that (A) such relationships are in the ordinary course of business of Metro or the Bank and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and in addition, (B) with respect to any extension of credit by the Bank to any borrower described in clauses (i) – (iii) above, such extension of credit has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Exchange Act and no extension of credit is on a non-accrual basis.

•
The fact that the director is, or has a Family Member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which Metro or the Bank made, or from which Metro or the Bank received, payments for property or services in the current or any of the past three fiscal years that do not exceed 5% of the recipient's consolidated gross revenues for that year or $200,000, whichever is more.  Payments shall not include payments received solely from investments in Metro’s securities or payments received under non-discretionary charitable contribution matching programs.

•
Compensation received by the director or the director’s Family Member from Metro or the Bank if the compensation does not exceed $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence.  Compensation does not include compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of Metro or the Bank; or benefits under a tax-qualified retirement plan, or non-discretionary compensation.

•
The employment by Metro or the Bank of a Family Member of the director provided that such Family Member was or is not an executive officer of Metro and the compensation of any such Family Member was established by Metro or the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

For purposes of the foregoing standards of director independence, a "Family Member" means any of the director's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

For purposes of service on the Audit Committee, the Board also applies the independence standards of Exchange Act Rule 10A-3. Accordingly, the direct or indirect receipt by a director of any consulting, advisory or other compensatory fee from Metro or the Bank (excluding services as a director of Metro or the Bank) would preclude a director’s service on the Audit Committee.

Directors are requested to inform the Chairman of the Nominating and Governance Committee and the President of Metro of any change of circumstances or before serving as a director, officer, employee, partner, trustee and/or owner of an outside profit or non-profit entity so that such change in circumstances or opportunity can be reviewed for any independence issues.

Shareholder Communications with the Board

Shareholders who wish to communicate directly with the Board of Directors, including the non-management directors, may direct such communications in writing, via letter to the Audit Committee Chairman, c/o Metro Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111.  The Audit Committee Chairman will convey any and all such communications to the full Board of Directors for consideration and review or, if requested by the shareholder, to an individual Board member.

Attendance at the Annual Meeting

The Board of Directors has adopted a policy that all of its directors should be present at Metro’s Annual Meeting, absent extenuating circumstances.  All of the current directors of Metro were in attendance at the Annual Meeting of Shareholders held December 9, 2009.

Meetings and Committees of the Board of Directors

The Board of Directors met twelve (12) times during 2009.  In 2009, each incumbent director attended more than 75% of the total number of meetings of the Board of Directors, including all committees of Metro and the Bank, of which they are members.

Metro’s non-management directors have regularly scheduled meetings without any management directors in attendance at least two times per year.

The Board of Directors of Metro has established seven (7) committees:

•	Audit Committee;
•	Nominating and Corporate Governance Committee;
•	Compensation Committee;
•	Compliance Committee;
•	Executive Committee;
•	Oversight Committee; and
•	Real Estate Committee.

Information with respect to the Audit, Nominating and Corporate Governance, Compensation, and Compliance Committees is listed below.

Audit Committee.  The Board of Directors has established an Audit Committee in accordance with section 3(a)(58)(A) of the Exchange Act. The principal duties performed by the Audit Committee include monitoring the integrity of the financial statements of Metro, reviewing the complete audit of the financial statements of Metro and its subsidiaries, reviewing and making recommendations to the Board of Directors regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing the independence and performance of Metro’s independent registered public accounting firm and the pre-approval of professional services provided by the independent registered public accounting firm, reviewing the performance of Metro’s internal audit function and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented.  The members of the Audit Committee are John J. Cardello, CPA (Chairman), Douglas S. Gelder, and Samir J. Srouji.  The Committee met four times in 2009.  The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the "Investor Relations" section in "Corporate Governance Highlights.” Each member of the Committee is independent, as defined by the NASDAQ Rules and the applicable rules of the SEC.  The Board has determined that Mr. Cardello, a CPA, is an Audit Committee financial expert, as defined by the SEC.  The report of the Audit Committee is located on page 16 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become directors and recommend that the Board of Directors nominate those candidates for election to the Board, develop and recommend to the Board a set of corporate governance principles applicable to Metro and otherwise take a leadership role in shaping our corporate governance. The members of the Committee are Douglas S. Gelder (Chairman), John J. Cardello and Samir J. Srouji.  Each member of the Committee is independent, as defined by the NASDAQ Rules.  The Committee met two times during 2009. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the "Investor Relations" section in "Corporate Governance Highlights.”

Compensation Committee.  The functions of the Compensation Committee are to evaluate Metro’s compensation policies and plans, to review and evaluate the individual performance of Metro’s directors, to establish the compensation of the directors, to evaluate, establish and approve or recommend to the full Board for approval the compensation of our named executive officers and other specified responsibilities related to personnel and compensation matters affecting Metro.  The members of the Compensation Committee are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. Each of the members of the Committee is independent, as defined in the NASDAQ Rules.  The Committee met four times in 2009. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights.” The Compensation Discussion and Analysis begins on page 19 of this Proxy Statement and the Compensation Committee Report appears on page 35 of this Proxy Statement. The Committee is also responsible for determining whether to recommend to our Board of Directors that the Compensation Discussion and Analysis section be included in the Annual Report on Form 10-K and Proxy Statement and for providing a Compensation Committee Report for the Proxy Statement.

Compliance Committee.  The functions of the Compliance Committee include representing and providing assistance to the Board in fulfilling its oversight responsibility relating to compliance with legal and regulatory requirements, reviewing reports of examination issued by federal and state banking authorities and other third parties with respect to legal and regulatory compliance, reviewing with the Board any issues coming to its attention regarding compliance with regulatory requirements, monitoring Metro’s compliance programs and monitoring compliance by Metro’s subsidiaries with all applicable laws, rules and regulations.  The members of the Compliance Committee are James R. Adair (Chairman), Douglas S. Gelder, Howell C. Mette and Michael A. Serluco. The Committee met four times in 2009.  The Compliance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Metro’s website, www.mymetrobank.com, under the “Investor Relations” section in “Corporate Governance Highlights.”

Related Party Transaction Policy and Procedures

The Board is responsible for reviewing and approving all related party transactions. The Board adopted a written related party transactions policy in 2008.  Previously, the Board had reviewed and approved any related party transactions pursuant to an unwritten policy and procedures. Related parties of Metro include our directors, executive officers, any greater than 5% beneficial owner of Metro’s common stock and the immediate family members of any of these groups.

Transactions covered by the policy include any single or series of related transactions between Metro and any related party of to which Metro is a party and from which a related party will derive financial benefit.  The following transactions are not covered by the policy:

•	Transactions available to all employees;
•
Compensation or benefits paid or awarded in the ordinary course of business to an executive officer in connection with such officer’s employment, provided Metro complies with the SEC reporting requirements regarding such compensation;

•	Board-Approved compensation paid or awarded to a director if the compensation is required to be reported in the proxy statement;

•	A transaction arising solely from the ownership of a class of Metro’s equity securities and all holders of that class receive the same benefit; or
•	A transaction involving rendering of services as a common or contract carrier, or public entity, at rates or charges fixed in conformity with law or governmental authority.

To identify related party transactions, each year we submit and require our directors and executive officers to complete Director and Officer Questionnaires listing any transactions with us in which the director, executive officer, or their immediate family members have an interest.  We review related party transactions for potential conflicts of interest.  A conflict of interest could occur if an individual’s private interest interferes with the interests of Metro or the Bank. To prevent actual and apparent conflicts of interest between related parties and Metro, the Board has mandated periodic training sessions regarding the related party transactions policy and the other governance policies.  Our Code of Business Conduct and Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to notify Metro’s Chief Risk Officer, as well as Metro’s President. Directors and executive officers are to provide reasonable notice to the Chief Risk Officer and to the President of all changes or new business activities, related party relationships and board directorships as they arise.

In addition, Metro and the Bank are subject to Federal Reserve Regulation O, which deals with loans by federally regulated banks to executive officers, directors or 10% controlling shareholders (“Insiders”) of the applicable bank or bank holding company, or an entity controlled by any such Insider. Metro follows a Regulation O policy that prohibits the subsidiary bank from making loans to an Insider unless the loan (i) is made on substantially the same credit terms (including interest rates and collateralization) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with other persons who are not subject to Regulation O and who are not employed by the Bank; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Metro and the Bank are examined periodically by bank regulators for compliance with Regulation O. Internal controls exist within Metro and the Bank to ensure that compliance with Regulation O is maintained on an ongoing basis. We believe that these policies provide appropriate levels of control and monitoring of the types of related party transactions that are likely to arise in the nature of our business and the associated risks.

Related-Party Transactions

Applicable SEC regulations require Metro to disclose transactions with certain related parties where the amount involved exceeds $120,000 and in which the related party has a direct or indirect material interest.  However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Metro is not deemed to have a material interest in the transaction where the interest arises only from such person’s position as a director of another entity and/or arises only from the ownership by such person (and such person’s immediate family members) in the other entity if that ownership is under 10%, excluding partnerships.  Transactions in which a related person does not have a direct or indirect material interest are not required to be disclosed.

Customer Relationships.  During 2008 and 2009, the Bank had, and expects to have in the future, loan and deposit account banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Metro.  All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, (including interest rates, collateral on the loans, and repayment terms), as those prevailing at the same time for comparable transactions with persons not related to or employed by Metro.  Management believes that these loans present no more than the normal risk of collectability or other unfavorable features. Also, these loans and extensions of credit are governed by Regulation O. We discuss our process for managing transactions governed by Regulation O above. The loans to these persons and related companies amounted to approximately $15.7 million, or 1%, of total loans outstanding as of December 31, 2009.

Business Relationships.  In the ordinary course of business, we may enter into transactions with, or receive services from, entities affiliated with our directors or their immediate family members including the following:

Howell C. Mette, a director and 1.10% beneficial shareholder of Metro, is a shareholder (owning less than a 5% equity interest) in the law firm of Mette, Evans & Woodside, which Metro retained during 2009, and has retained for 2010.

Gary L. Nalbandian, Chairman, President and CEO of Metro and the Bank, and a 3.84% beneficial shareholder of Metro, is the Vice President/Treasurer/Secretary of NAI/Commercial-Industrial Realty Co. (“NAI/CIR”).  The Bank has utilized NAI/CIR to identify sites for its store expansions.  In connection with these transactions, NAI/CIR received commissions from independent third parties related to real estate transactions conducted on behalf of the Bank.  Mr. Nalbandian received no direct financial benefit from such commissions.

Shareholder Relationships.  As of December 31, 2009, Commerce Bancorp LLC, formerly known as Commerce Bancorp, Inc. (“Bancorp”), owned 40,000 shares of Metro’s Series A preferred stock, 100% of Metro’s Trust Capital Securities and 4.46% of Metro’s common stock, having reduced its ownership of common stock from 10.30% as of December 31, 2008.  In 2009, these shares and capital securities were registered in the name of TD Banknorth, Inc., an affiliate of Bancorp.

On and effective as of December 30, 2008, Metro and the Bank entered into a Transition Agreement with TD Bank N.A. and Commerce Bancorp, LLC (formerly Commerce Bancorp, Inc. and together with TD Bank, N.A., “TD”).  The Transition Agreement terminated the Network Agreement dated January 1, 1997, as thereafter amended in April 2002 and September 29, 2004 (the “Network Agreement”) and the Master Services Agreement dated July 21, 2006 and its addenda (the “Master Services Agreement”) by and between Metro, the Bank and/or TD (and/or their predecessors). With timely advance notice by TD under the Network and Master Services agreements, the agreements would have otherwise terminated on December 31, 2009.  The agreements were terminated prior to such date in connection with the March 2008 merger of Commerce Bancorp, Inc. into a subsidiary of TD Bank N.A.

Under the Master Services Agreement, TD had provided various services to the Bank including:

•	maintaining the computer wide area network;
•	proof and encoding;
•	deposit and loan account statement rendering;
•	ATM/VISA Card processing;
•	data processing;
•	advertising support; and
•	call center support.

Pursuant to the Transition Agreement, TD provided to the Bank certain transaction services, representing a continuation of the services provided to the Bank under the terms of the Master Services Agreement through July 15, 2009, at which time TD discontinued the provision of all such services, which thereafter have been provided to the Bank by other service providers. In 2009, the Bank paid approximately $2.2 million for services provided under the Transition Agreement.  Since all services provided by TD under the Transition Agreement were terminated by or on July 15, 2009, TD paid to the Bank a fee in the amount of $6.0 million (“Incentive Fee”).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management on March 5, 2010 to review and discuss Metro’s 2009 audited financial statements. The Audit Committee also met with ParenteBeard LLC, Metro’s independent registered public accounting firm and discussed the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and also discussed with ParenteBeard LLC its independence.  Based on the review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Metro’s Annual Report on Form 10-K for the year ended December 31, 2009.

By:  John J. Cardello, Chairman
Douglas S. Gelder
Samir J. Srouji

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

The following table lists the total compensation paid to Metro’s non-employee directors in 2009.

	Fees Earned
	or	Option	All Other
Name	Paid in Cash	Awards1	Compensation	Total

James R. Adair	$ 54,500	$ 30,502	n/a	$ 85,002

John J. Cardello, CPA	58,500	30,502	n/a	89,002

Jay W. Cleveland, Jr.2	42,000	30,502	n/a	72,502

Douglas S. Gelder	59,250	30,502	n/a	89,752

Alan R. Hassman	42,000	30,502	n/a	72,502

Howell C. Mette	40,000	30,502	n/a	70,502

Michael A. Serluco	45,000	30,502	n/a	75,502

Samir J. Srouji, M.D.	48,000	30,502	n/a	78,502

1
This column shows the aggregate grant date fair value, under FASB ASC Topic 718, of options granted to each non-employee director in 2009. This is the amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  Except in the event of a change in control of Metro, these options will vest at a rate of 25% per year, beginning one year after the date of grant.  These options were valued at $6.10 using a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion on the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2009.

2	Jay W. Cleveland, Jr. resigned from the Board of Directors of both Metro and the Bank on January 18, 2010.

As of December 31, 2009, the aggregate number of unexercised options held by each non-employee director is set forth in the table below.

	Number of Options
Name	Vested	Unvested

James R. Adair	20,016	11,482

John J. Cardello, CPA	12,834	11,482

Jay W. Cleveland, Jr.1	1,118	8,357

Douglas S. Gelder	27,198	11,482

Alan R. Hassman	27,198	11,482

Howell C. Mette	27,198	11,482

Michael A. Serluco	9,243	11,482

Samir J. Srouji, M.D.	23,607	11,482

1	Jay W. Cleveland, Jr. resigned from the Board of Directors of both Metro and the Bank on January 18, 2010.

Director’s Fees

Each of Metro’s directors, excluding Mr. Nalbandian, received an annual retainer fee of $35,000; however, beginning in 2009, Board members no longer receive a fee for each regular meeting of the Board of Directors attended in 2009. For 2009, each director who was an active member of the Audit Committee, Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Compliance Committee, the Oversight Committee and the Real Estate Committee received $1,000 for each committee meeting attended. The members of the Audit Committee received an annual fee of $3,000 for their membership on this committee. The Chairman of the Audit Committee received an annual fee of $15,000 for his leadership of this committee and the Chairmen of each of the other Board committees listed in this paragraph received an annual fee of $3,000 for leadership of their respective committees. Also, for 2009, no employee director received any fee for his/her service as a member of the Board of Directors or for attendance at any committee meetings.

2001 Stock Option Plan for Non-Employee Directors

Effective January 1, 2001, Metro adopted the 2001 Directors Stock Option Plan for non-employee directors (the "2001 Plan") which provides for the purchase of a total of not more than 343,100 shares of Metro’s common stock (as adjusted for all stock splits and dividends) by members of the Board of Directors of Metro and other persons who provide services to Metro but are not employees. Options may be granted under the 2001 Plan through December 31, 2010. Under the 2001 Plan, members of the Board of Directors of Metro and others who are not also employees of Metro are entitled to receive options to purchase Metro’s common stock. Options granted pursuant to the 2001 Plan, may be exercised in whole, or from time to time in part, beginning on the earlier to occur of (i) one year after the date of their grant ratably over four years or (ii) a "change in control" of Metro as such term is defined in the 2001 Plan. As of April 24, 2010 options to purchase 261,370 shares of Metro’s common stock (as adjusted for all stock splits and stock dividends through the record date) were outstanding under the 2001 Plan and 56,584 shares of Metro’s common stock (as adjusted for all stock splits and stock dividends) were available for issuance under the 2001 Plan.

The 2001 Plan is administered by our Board, including non-employee directors. Options granted under the non-employee director plan are not "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Option exercise prices equal 100% of the fair market value of Metro's common stock on the date of option grant. The Board has the discretion to grant options under the 2001 Plan to non-employee directors or to other persons who are not employees of Metro and determine the number of shares subject to each option, the rate of option exercisability, and the duration of the options. Unless terminated earlier by the option's terms, options granted under the 2001 Plan expire ten years after the date they are granted.  Options are not transferable other than by will or laws of descent and distribution.  A director can exercise options only while a director of Metro or that period of time after he/she ceases to serve as determined by the Board of Directors.  If a director dies within the option period, the director’s estate may exercise the option within three months of his or her death. The number of shares subject to option and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend or the like.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco.  No person who served as a member of the Compensation Committee during 2009 was a current or former employee of Metro or any of our subsidiaries or, except as previously disclosed, engaged in certain transactions with Metro required to be disclosed by regulations of the SEC. Additionally, there was no Compensation Committee “interlocks” during 2009, which generally means that no executive officer of Metro served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Metro.

EXECUTIVE OFFICERS

The following table shows the name, age, position, and business experience for the past five years of each of Metro’s executive officers as of April 24, 2010 determined in accordance with the rules and regulations of the SEC.

		Positions with Metro and/or its Subsidiaries
Name	Age	Principal Occupation

Gary L. Nalbandian	67	Chairman, President and CEO of Metro and the Bank.

Mark A. Zody, CPA	46	Executive Vice President and Chief Financial Officer
		of Metro and the Bank.

Peter M. Musumeci, Jr.	59	Executive Vice President and Chief Loan Officer of the Bank
		since June 2009. Prior to joining Metro in June 2009, Mr. Musumeci was
		Executive Vice President and Senior Credit Officer of Commerce Bancorp, Inc.
		from 1974 to June 2008.

Steve Solk	55	Senior Vice President of Metro and the Bank and Central Pennsylvania Market
		Manager of the Bank since April 2009. Prior to joining Metro in April 2009, Mr. Solk
		was an Executive Vice President with Citigroup from 1987 to August 2008.

Mark A. Ritter	50	Executive Vice President and Chief Operating Officer of Metro
		and the Bank since October 2007. Prior to joining Metro in October
		2007, Mr. Ritter was the President and CEO of Sterling Financial Trust
		Company from 2001 to October 2007.

D. Scott Huggins	60	Senior Vice President and Chief Risk Officer of Metro and the Bank.

James R. Ridd	48	Senior Vice President and Chief Credit Officer of Metro and the Bank.

COMPENSATION DISCUSSION AND ANALYSIS
Overview

Our Compensation Discussion and Analysis (“CD&A”) discusses the compensation awarded to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and our other three most highly compensated executive officers.  These executives are referred to as the “named executive officers” in this compensation discussion and analysis.  We use the term “executive officers” to refer to all persons designated as “executive officers” pursuant to the Exchange Act and its rules and regulations.  Specifically, we address the following topics in our discussion and analysis of the compensation of the named executive officers:

•	our compensation philosophy and objectives;
•	what our compensation program is designed to reward;
•	the components of and why we pay each component of our executive compensation program;
•	how each component and the Board’s decision regarding each component fit into our overall compensation objectives and affect decisions regarding other elements; and
•	how we have determined the amount for each component of executive compensation, including the roles of our Compensation Committee, our management and the compensation consultant.

Compensation Philosophy

The intent of our executive compensation program is to create an environment in which Metro’s compensation objectives as listed below will be achieved.  The program is designed to support Metro’s core values and strategic objectives.  We believe in maintaining a competitive compensation package to attract executive talent and ensure continuity of the management team, all with the goal of increasing shareholder value over the long-term.  Our compensation program focuses on long-term compensation in the form of stock options in order to further Metro’s objective of aligning the interests of executive officers with the long-term interests of our shareholders.  Because the grant of stock options allows our executives to share in the growth of value they create for our shareholders, we believe this focus will improve the long-term growth for the shareholders.

Compensation Objectives

The objectives of our executive compensation program are as follows:

•	attract, retain, reward and motivate executive officers to achieve Metro’s business objectives;
•	align the interest of executive officers with the long-term interests of our shareholders;
•	provide compensation packages competitive with those of other similar bank holding companies and banks; and
•	encourage stock ownership by our executive officers.

What Our Program is Designed to Reward

Our compensation program is designed to reward hard work; deposit and loan growth; improvement from year to year in total revenues, net income, net income per share and shareholder value; promotion of Metro’s brand and customer loyalty; excellent customer service and long-term service to Metro.

Compensation Components and Why We Pay Each Component

We structure executive compensation to create a relationship between compensation awarded and the individual’s experience, responsibilities and performance, as well as the long-term interests of our shareholders. During 2008, except for Mr. Ritter, who was hired in October 2007, our named executive officers did not have employment, severance or change in control arrangements. In order to attract the talents of Mr. Ritter, who had been the President and CEO of another financial institution, the Board of Directors approved an employment agreement with him in 2007.  Then, at the recommendation of Metro’s Compensation Committee, the Board of Directors approved employment agreements for Messrs. Nalbandian, Zody and Huggins effective February 23,

2009.  While the Board of Directors continues to believe that the focus of Metro’s compensation program should be stock options, with the fall in the price of stocks in the United States and worldwide, the Board desired to provide greater financial security to its executive officers with severance payments pursuant to employment agreements in the event of a termination of their employment through no fault of their own.  Moreover, the Board believed it to be in the best interests of Metro and its shareholders to enter into these employment agreements in order to retain these named executive officers and provide continuity of the executive management team as Metro progressed through the following major events:

•	Termination of the Network Agreement and Master Services Agreement between Metro and TD Bank;
•	Conversion of core system hosting, item processing, deposit and loan processing, electronic banking, data warehousing and various other banking services from TD Bank to Fiserv Solutions, Inc.; and
•	The anticipated merger with Republic First Bancorp, Inc.

While not aware of any effort to take control of Metro, the Board considered its desire to allay any concerns by executive management over the loss of their employment in the event of a change in control along with its desire to maintain the executive management team’s focus on the challenges that Metro then faced when it approved the employment agreements.

Compensation for our named executive officers consists of the following components:

•	base salary;
•	annual bonus;
•	stock option awards; and
•	other benefits.

Base Salary

Base salaries for our named executive officers are intended to be competitive in order to attract and retain executive talent and are dependent upon the executive’s responsibilities, experience and performance. In determining salaries, the Compensation Committee considers each individual’s position, performance and experience as well as the competitive salary data provided by our compensation consultant.

Bonus

Periodically, the Compensation Committee determines the amount of any bonuses to be awarded to the named executive officers.  In determining bonuses, the Committee reviews and evaluates each executive officer’s performance within the context of Metro’s performance during the previous fiscal year and considers information provided in the compensation consultant’s review.  Bonuses are intended to provide a direct, discretionary cash incentive to our named executive officers. With input from our chief executive officer with respect to the other named executive officers, in conjunction with information and analysis provided by our compensation consultant concerning bonuses awarded at other companies, the Compensation Committee uses its judgment in determining the current year bonus for each named executive officer.

Option Awards

The focus of Metro’s compensation program is the granting of stock options in order to align executive compensation with Metro’s long-term performance and shareholder return.  The stock option program is also designed to recognize the executive’s responsibilities, experience and performance.  In determining stock option awards, our Compensation Committee considers the performance of each executive and of Metro during the previous year as well as, information and analysis provided by our compensation consultant and the expected performance of the executive during the current year. Stock options granted in 2009 were reflective of each named executive officer’s 2008 performance as well as the expected contribution of each executive officer to Metro’s future success.

In February 2010, upon ratification by the Board, our Compensation Committee, using the same evaluation criteria discussed above, awarded stock options to our executive officers based on each executive officer’s 2009 performance as well as the expected contribution of each executive officer to Metro’s future success. The exercise price for all stock option grants is the closing price of Metro stock on the NASDAQ Global Select Market on the date of grant. Options granted in February 2010 were valued at $6.35 per share using a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.

Beginning in 2006, Metro began expensing stock option grants in accordance with FASB ASC Topic 718. When determining the amount of stock options to grant, the Compensation Committee considers the cost of the grant with its potential benefits as a compensation component. We believe that granting stock options effectively balances the objective of aligning executive compensation with Metro’s long-term performance and shareholder return.

Other Benefits

Metro provides the named executive officers with other benefits which are, reflected in the Summary Compensation Table located later in this CD&A under the heading, “All Other Compensation.” We believe these benefits are reasonable, competitive and consistent with our overall compensation structure. The cost of these benefits is not material to each named executive officer’s total compensation. Benefits include: life insurance premiums; long-term disability insurance premiums; long-term care insurance premiums; 401(k) matching contributions; personal use of a company car or automobile allowance; and country club dues. We believe that such benefits are comparable to benefits offered to executive officers by other employers and a necessary component of compensation to attract and retain executive officers.

At a level equal to all employees, Metro offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the named executive officers, their spouses and dependent children. Metro pays a portion of the premiums for the coverage selected and the amount paid varies with each health, dental and vision plan.  All of the named executive officers have elected one of the standard coverage plans available. Except for the chief executive officer, Metro does not provide post retirement health, dental or vision benefits to its named executive officers or to any other employee.  Pursuant to Mr. Nalbandian’s employment agreement, he is to receive medical insurance coverage for himself and his dependents, if any, for his life.

Metro offers an employee stock purchase plan to all of our employees in an effort to advance the interests of Metro and our shareholders by encouraging our employees to acquire a stake in the future of Metro through the purchase of shares of our common stock, thereby aligning the interests of the employees with those of our shareholders.  Our named executive officers are eligible to participate in this plan on the same terms as all other employees.

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of our shareholders for our executive officers and directors to own Metro’s common stock. “Stock ownership” includes stock owned directly, stock owned indirectly through our 401(k) plan and stock option grants. While the Compensation Committee has not established stock ownership guidelines or requirements, we encourage all executive officers and directors to own stock through one or more of these means.

How Each Component and the Board’s Decision Regarding Each Component Fit into Our Compensation Objectives and Affect Decisions Regarding Other Components

Each component of our compensation program is designed to provide a competitive compensation package that will attract, retain, reward and motivate our executive officers to achieve Metro’s business objectives.  Due to the importance the Board places on its objective of aligning the interests of our executive officers with the long-term interests of our shareholders, our compensation program places greater focus on granting stock options.  Because the value of the stock options is dependent upon increases in Metro’s stock price after the date that the options are granted, the Board believes the stock option program effectively aligns these interests.  The stock option program also furthers the objective of encouraging stock ownership by our executive officers.  As discounted stock options, reload stock options or re-pricing of stock options would be counter to our objective of aligning the interests of executive officers with the long-terms interests of our shareholders, our stock option plan does not permit such grants.  In furtherance of our philosophy of ensuring continuity of management and to encourage a long-term perspective, stock options are not exercisable until one year after the date of grant and then are exercisable ratably over four years.  Stock options expire no later than ten years from the date of grant.  Because of the focus on granting stock options, the salary and bonus component of our compensation package may be lower than that of our competitors.

How We Have Determined the Amount of Compensation

Role of the Compensation Committee

A central role of the Compensation Committee is to assist our Board in carrying out the Board’s responsibilities relating to the compensation of Metro’s executive officers and directors.  Subject to ratification by the full Board of Directors, the Compensation Committee has overall responsibility for oversight, evaluation, assessment and approval of (i) executive officer compensation plans and programs, (ii) all compensation programs involving the issuance of stock options and (iii) director compensation plans and programs. The Compensation Committee typically reviews and determines executive compensation in February of each year.  However, due to circumstances that arise during the year, the Compensation Committee may recommend a compensation increase at other times, such as its recommendation to the Board in October 2008 of an increase in base salary (effective November 3, 2008) for Mr. Nalbandian and for increases in base salary and cash bonuses for Messrs. Zody, Ritter and Huggins and certain other executive officers based upon the significantly increased level of responsibility for each executive officer associated with each of the following:

•	The negotiation of and the termination of the Network Agreement and Master Services Agreement between Metro and TD Bank;
•	Conversion of core system hosting, item processing, deposit and loan processing, electronic banking, data warehousing and various other banking services from TD Bank to another service provider; and
•	The merger negotiations with and anticipated merger with Republic First Bancorp, Inc.

At its February meeting when it sets the named executive officer’s compensation for the year, the Compensation Committee reviews the performance of Metro and each of the named executive officers during the previous year.  Factors included in compensation decisions for executive officers include, but are not limited to:

•	financial measurements of Metro’s performance such as asset, deposit and loan growth, total revenues, net income, net income per share, asset quality and shareholder returns;
•	evaluation of the performance of each executive in the following areas:
o	promotion of Metro brand;
o	execution of Metro model;
o	enforcement of Metro culture; and
o	achievement of operational and/or industry excellence by improving the customer experience;
•	competitive data from compensation consultants; and
•	the report of the compensation consultant.

The Committee does not establish individual target performance levels for Metro’s named executive officers.  The Committee’s broader and more general approach to setting compensation involves an assessment of the previous year, with a consideration of the economic and regulatory environment during the year and the executives’ response as a group to such environment.  The Committee also considers the expected work load and challenges facing the executives, individually and as a group, in the current year.  In setting compensation for 2009, the Committee placed significance on the fact that certain executives had received pay increases and bonuses in the fall of 2008.  The Committee decided that the named executive officers would not receive base salary increases for

2010 and that no bonuses would be paid to the named executive officers in 2010 for their performance in 2009 based upon the fact that the Company recorded a net loss result for the 2009 fiscal year.

Our Compensation Committee generally does not follow compensation formulas or react to short-term changes in Metro’s performance in determining the amount and mix of compensation components. We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking.  We believe that information regarding pay practices at other banks and bank holding companies is useful, in that we recognize that our compensation practices must be competitive in the marketplace.  However, this marketplace information is only one of the factors that we consider in assessing the level and the components of executive officer compensation.  See the discussion below regarding the role of the compensation consultant in determining executive compensation.

Role of Management in Determining or Recommending Compensation

Compensation Committee Chairman Alan Hassman works with Chief Executive Officer (“CEO”) Nalbandian in establishing Compensation Committee meeting agendas.  The Committee typically meets with the CEO and certain other named executive officers in its general discussions of our compensation policies and programs.  However, the Committee meets in executive session without any members of management present to determine specific compensation packages for the named executive officers.  The CEO provides the Committee with performance evaluations and makes recommendations concerning the amount and composition of compensation to be awarded to each of our named executive officers, excluding himself. In addition, the Committee has many opportunities throughout the year to observe firsthand the performance of the named executive officers during monthly Board of Directors meetings as well as portions of certain Board Committee meetings when the executives present to the Board the operational and financial performance and associated risks in each executive’s area of responsibility. The Compensation Committee reviews and considers the CEO’s recommendations and then makes a final determination, subject to ratification by the full Board.

Role of Compensation Consultant in Determining Executive Compensation

The Compensation Committee periodically retains the services of the Pierson Group, an independent compensation consultant (the “compensation consultant”), to evaluate Metro’s executive compensation.  In 2009, the Compensation Committee directed the compensation consultant to review and compare base salary, bonus and stock option awards for the named executive officers in Metro’s 2008 Proxy Statement to that of several banks and bank holding companies similar in size to Metro. The Compensation consultant did not provide any non-executive compensation services during 2009.

In its review and comparison, the Pierson Group used published salary surveys and Proxy Statement compensation data of the following banks and bank holding companies:

Organization
Arrow Financial Corp (NY)
Beneficial Mutual Savings Bank
Citizens & Northern (PA)
ESP Bank
First Commonwealth
First Mariner Bancorp (MD)
First National Community Bancorp (PA)
First United Corp (MD)
Harleysville National Corp (PA)
Intervest Bancshares (NY) National Penn Bancshares (PA) Peapack Gladstone (NJ) Royal Bancshares of PA (PA) S&T Bancorp Inc. (PA) State Bancorp Inc. (NY) Suffolk Bancorp (NY) Univest Corp of PA (PA)

The Pierson Group reported to the Committee that the 2008 base salaries of Metro’s CEO, CFO, Chief Risk Officer and Market Manager were above the median or 50th percentile, of the competitive market but at or below the 75th percentile.  The base salary of the Chief Operating Officer was below the 50th percentile.  With respect to bonuses, the Pierson Group reported that bonus levels as a percent of base salary were considerably less than the market levels for all of the Company’s named executive officers. Stock option grants, however, were found by the consultant to exceed those offered by competitive banks (although not sufficiently high to make up for the competitive gap in total direct compensation).  The Compensation Committee reviewed the information provided by the consultant and determined that Metro’s executive compensation program is consistent with Metro’s practice of focusing on stock option grants while maintaining competitive, short-term cash compensation. The Compensation Committee determined that the salary, bonus and stock option awards (considered to be total direct compensation by the compensation consultant) for each named executive officer in 2009 fell within a reasonable range of compensation paid to executive officers of comparable companies and was consistent with the Compensation Committees’ desire to target compensation for Metro’s named executive officers to approximately the 75th percentile.

Chief Executive Officer Compensation

Mr. Nalbandian’s 2009 base salary was unchanged from the base salary approved for him in October 2008.  In addition to considering Mr. Nalbandian’s individual performance in 2008 when it recommended an increase in base salary in October 2008, the Compensation Committee considered that Mr. Nalbandian’s base salary in 2007 and for the first 10 months of 2008 was below the 50th percentile of the competitive market (as reported by the Pierson Group). The Compensation Committee and the Board value Mr. Nalbandian and wanted to bring his base salary closer to that of his peers. In determining salary and bonus for Mr. Nalbandian, the Compensation Committee evaluated his individual performance, within the context of Metro’s performance, including the Company’s record net income performance in 2008 as well as his individual contributions to Metro’s performance.  His 2008 bonus was awarded based upon that evaluation.  The additional base salary awarded to Mr. Nalbandian by the Board of Directors in November 2008 was due to his significantly increased responsibilities as previously mentioned with respect to the termination of the agreements with TD Bank, the conversion of the Banks’ systems to a new service provider and his negotiation and due diligence regarding the planned merger with Republic First Bancorp which was anticipated at that time.

Mr. Nalbandian, as well as all of the other named executive officers, did not receive a bonus for 2009 performance based upon the fact that the Company recorded a net loss result in fiscal year 2009.

Mr. Nalbandian was awarded stock options in 2009 based upon his 2008 individual performance as described above, as well as his expected contribution to Metro’s future success.  He was awarded stock options in February 2010 based upon his 2009 performance as well as his expected contribution to Metro’s future success.

The Compensation Committee believes that the 2009 compensation for Mr. Nalbandian is consistent with Metro’s compensation philosophy and objectives.

In providing Mr. Nalbandian with an employment agreement pursuant to which he would receive three times his compensation in the event of his termination and other benefits, the Board considered Mr. Nalbandian’s long service to the Company, that in the past, the base salary and bonus provided to him were below the median provided to chief executive officers of peer companies and that Metro’s bonus levels were considerably below market levels.  The Board also considered that Metro does not have certain long-term compensation arrangements, such as a supplemental retirement plan or a defined benefit plan, both of which many of Metro’s competitors have.

Other Executive Officer Compensation

The Compensation Committee believes salaries are dependent upon the responsibilities, experience and performance of each executive officer.

In determining bonuses in October 2008 for Messrs. Zody, Ritter, and Huggins, the Compensation Committee evaluated the individual performance of each executive, within the context of Metro’s performance, and the individual contribution of each executive to Metro’s performance.  Bonuses were awarded based on that evaluation. The Committee decided that no bonuses would be paid to the named executive officers in 2010 for their performance in 2009 based upon the fact that the Company recorded a net loss result for the 2009 fiscal year.

Each executive officer was awarded stock options in 2009 reflective of the individual performance of each executive in 2008 as well as the expected contribution of each executive to Metro’s future success.  The named executive officers were awarded stock options in February 2010 based upon the individual performance of each executive in 2009 as well as the expected contribution of each executive to Metro’s future success.

The Compensation Committee believes that the 2009 compensation for these executives is consistent with our overall compensation philosophy and objectives.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2009

The following table is a summary of certain information concerning the 2007, 2008 and 2009 compensation awarded or paid to, or earned by Metro’s Chief Executive Officer, Chief Financial Officer and each of Metro’s other three most highly compensated executive officers during 2009, collectively referred to as the “named executive officers”.

				Option	All Other
Name and		Salary	Bonus	Awards	Compensation	Total
Principal Position	Year	($)	($)	($)1	($)2	($)

Gary L. Nalbandian	2009	$495,000	$-	$192,888	$12,263	$700,151
Chairman, President and	2008	397,600	50,000	336,879	37,824	822,303
Chief Executive Officer	2007	345,000	50,000	326,851	32,114	753,965
of Metro and the Bank

Mark A. Zody	2009	$249,692	$-	$72,333	$20,250	$342,275
Chief Financial Officer	2008	205,500	37,000	115,802	18,291	376,593
of Metro and the Bank	2007	175,000	20,000	110,626	16,644	322,270

Mark A. Ritter3	2009	$219,046	$-	$42,194	$22,634	$283,874
Chief Operating Officer	2008	205,300	16,000	94,747	17,430	333,477
of Metro and the Bank

Steve Solk4	2009	$219,231	$-	$37,466	$11,334	$268,031
Central PA Market Manager
of Metro and the Bank

D. Scott Huggins	2009	$188,083	$-	$24,111	$7,649	$219,843
Senior Vice President	2008	165,231	16,000	36,846	6,663	224,740
and Chief Risk Officer of	2007	132,308	10,000	35,199	5,208	182,715
Metro and the Bank

1
This column shows for each of the years shown, the aggregate grant date fair value of  the stock options granted to each of the named executive officers in accordance with FASB ASC Topic 718.  The aggregate grant date fair value is the total amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  These options will vest at a rate of 25% per year, beginning one year after the date of grant.  Options granted in 2009 were valued at $6.03 for all 2009 grants with the exception of Steve Solk, whose options were valued at $7.49. Mr. Solk’s option value is different from the other named executive officers because his options were granted at a later date. The Company used a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2009.

2
Includes for fiscal year 2009 (a) contributions by the Bank to the executive officer’s 401(k) Retirement Savings Account in the amounts of $5,941 for Mr. Nalbandian, $7,350 for Mr. Zody, $5,726 for Mr. Ritter, and $5,942 for Mr. Huggins; and (b) Long Term Care insurance premiums in the amounts of $1,951 for Mr. Nalbandian, $842 for Mr. Zody, $979 for Mr. Ritter and $1,706 for Mr. Huggins.  Amounts in this column also include the personal use of a Bank provided automobile for Messrs. Nalbandian and Zody; car allowance paid to Messrs. Solk and Ritter; amounts paid for country club dues for Messrs. Solk and Ritter; and amounts paid for life insurance premiums and long-term disability premiums for Mr. Zody.

3	Mr. Ritter commenced his employment with Metro in October 2007 and, therefore, was not a named executive officer in 2007.

4	Mr. Solk commenced his employment with Metro in April 2009 and, therefore, was not a named executive officer in 2008 or 2007.

Employee Stock Option Plan

In 1996, Metro’s shareholders approved the 1996 Employee Stock Option Plan (the “1996 Plan”) which provided for 1,254,738 shares of common stock (adjusted for all stock dividends and stock splits) for issuance under the 1996 Plan to officers and key employees of Metro and the Bank. Pursuant to the 1996 Plan, stock options were granted which qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as incentive stock options as well as stock options that do not qualify as incentive stock options.  The 1996 Plan expired on December 31, 2005 and no further options may be granted under the 1996 Plan.  As of April 24, 2010, options to purchase 319,147 shares of Metro’s common stock (as adjusted for all stock dividends and stock splits) were outstanding under the 1996 Plan.

In 2005, the Board of Directors adopted and Metro’s shareholders approved the adoption of the 2006 Employee Stock Option Plan (the “2006 Plan”) for the officers and employees of Metro and the Bank.  The 2006 Plan commenced January 1, 2006 and replaced the 1996 Plan. We initially reserved 500,000 shares of common stock and in 2008, the shareholders authorized an additional 500,000 shares for issuance under the 2006 Plan. The 2006 Plan will expire December 31, 2015.  The purpose of the 2006 Plan is to provide additional incentive to officers and employees of Metro and the Bank by encouraging them to invest in Metro’s common stock and thereby acquire a proprietary interest in Metro and an increased personal interest in Metro’s continued success and progress. As of April 24, 2010, options to purchase 246,975 shares of Metro’s common stock were outstanding under the 2006 Plan.

The 1996 Plan and the 2006 Plan are collectively referred to as the “Employee Plans”.

The Employee Plans are administered by the Compensation Committee, which is appointed by the Board of Directors and consists only of independent directors who are not eligible to receive options under the Employee Plans. The Compensation Committee determines, among other things, which officers and employees receive options, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option grant, the rate of option exercisability and, subject to certain other provisions to be discussed below, the option price and duration of the option. Incentive stock options first exercisable by an employee in any one year under the Employee Plans may not exceed $100,000 in value (determined at the time of grant).

In the event of any change in the capitalization of Metro, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plans will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. The option price for options issued must be at least equal to 100% of the fair market value of Metro’s common stock as of the date the option is granted.

Options granted pursuant to the Employee Plans are not exercisable until one year after the date of grant and then are exercisable evenly over four years from the date of grant. The Compensation Committee has the authority to provide for a different rate of option exercisability for any optionee.

Except as otherwise authorized by the Compensation Committee with respect to non-qualified stock options only, options are not transferable, except by will or the laws of descent and distribution in the event of death.

Under the Employee Plans, unless terminated earlier by the option's terms, both incentive stock options and non-qualified stock options expire ten years after the date they are granted. Options terminate three months after the date on which employment is terminated, other than by reason of retirement, death or disability. The option terminates three years from the date of termination due to retirement or death and one year from the date of termination due to disability (but not later than the scheduled termination date). During an optionee's lifetime, the option is exercisable only by the optionee including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

During 2009 Metro granted stock options to purchase an aggregate of 171,270 shares of Metro’s common stock at an average price of $15.58 per share under the 2006 Metro Employee Stock Option Plan.  During 2009 a total of 46,111 options were exercised under the Employee Plans.

Executive Stock Option Grants in Fiscal Year 2009

The following table shows the stock options granted to the named executive officers in 2009.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2009

			Exercise or	Grant Date Fair
	Grant	Number of Securities	Base Price	Value of Stock
Name	Date	Underlying Options1	of Option Awards2	and Option Awards3

Gary L. Nalbandian	2/20/2009	32,000	$16.17	$192,888

Mark A. Zody	2/20/2009	12,000	16.17	72,333

Mark Ritter	2/20/2009	7,000	16.17	42,194

Steve Solk	4/6/2009	5,000	18.55	37,466

D. Scott Huggins	2/20/2009	4,000	16.17	24,111

1
This column shows the number of stock options granted in 2009 to each named executive officer.  These options are not exercisable until one year after the date of grant and then vest evenly over a four-year period; 25% of the options vested on February 20, 2010, except for those of Mr. Solk, which began to vest on April 6, 2010.  Continuation of employment is the only vesting condition.

2	This column shows the exercise price for the options granted in 2009 to each named executive officer. This was the closing market price on the date of grant of these options.

3
This column shows the full grant date fair value under FASB ASC Topic 718, of  the stock options granted to each of the named executive officers in 2009.  The full grant date fair value is the total amount Metro will recognize for financial statement reporting purposes over the award’s vesting schedule.  These options will vest at a rate of 25% per year, beginning one year after the date of grant.  Options granted in 2009 were valued at $6.03 for all 2009 grants with the exception of Steve Solk, whose options were valued at $7.49. Mr. Solk’s option value is different from the other named executive officers because his options were granted at a later date. The Company used a Black-Scholes option pricing model in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used, see Note 14 to Metro’s Notes to Consolidated Financial Statements included in Metro’s annual report on Form 10-K for the year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The table on the following page sets forth certain information as of December 31, 2009 regarding the number of vested and unvested stock option awards for each named executive officer, as adjusted for all stock splits and stock dividends through December 31, 2009.  Each grant is shown separately for each named executive officer.

		Number of Securities	Number of Securities
		Underlying	Underlying	Option	Option
	Option	Unexercised Options-	Unexercised Options-	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable1	Price2	Date

Gary L. Nalbandian	11/17/2000	24,309		$ 12.13	11/17/2010
	11/16/2001	34,728		15.55	11/16/2011
	2/21/2003	31,499		17.98	2/21/2013
	2/20/2004	30,000		25.38	2/20/2014
	2/18/2005	22,500		33.50	2/18/2015
	2/17/2006	21,000	7,000	31.25	2/17/2016
	2/16/2007	16,250	16,250	28.51	2/16/2017
	2/22/2008	8,000	24,000	27.00	2/22/2018
	2/20/2009		32,000	16.17	2/20/2019

Mark A. Zody	11/17/2000	6,077		$ 12.13	11/17/2010
	11/16/2001	8,102		15.55	11/16/2011
	2/21/2003	8,399		17.98	2/21/2013
	2/20/2004	8,500		25.38	2/20/2014
	2/18/2005	5,250		33.50	2/18/2015
	2/17/2006	7,500	2,500	31.25	2/17/2016
	2/16/2007	5,500	5,500	28.51	2/16/2017
	2/22/2008	2,750	8,250	27.00	2/22/2018
	2/20/2009		12,000	16.17	2/20/2019

Mark A. Ritter	2/22/2008	2,250	6,750	$ 27.00	2/22/2018
	2/20/2009		7,000	16.17	2/20/2019

Steve Solk	4/6/2009		5,000	$ 18.55	4/6/2019

D. Scott Huggins	2/18/2005	200		$ 33.50	2/18/2015
	2/17/2006	1,500	500	31.25	2/17/2016
	2/16/2007	1,750	1,750	28.51	2/16/2017
	2/22/2008	875	2,625	27.00	2/22/2018
	2/20/2009		4,000	16.17	2/20/2019

1
These options vest at a rate of 25% of the total grant per year, beginning one year after the grant date.  Accordingly, options granted in 2006, 2007, 2008 and 2009 will be fully vested in 2010, 2011, 2012 and 2013 respectively.

2	This was the closing market price (adjusted for stock splits and dividends) of Metro’s common stock on the date of grant of these options.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

Number of Shares
	Acquired	Value Realized
Name	on Exercise1	On Exercise

Gary L. Nalbandian	-	-

Mark A. Zody	-	-

Mark A. Ritter	-	-

Steve Solk	-	-

D. Scott Huggins	-	-

1	No options were exercised during 2009 by the named executive officers.

Potential Payments Upon Termination or Change in Control

Stock Options

Except in the event of his termination of employment due to misconduct, each executive would be entitled to exercise all vested unexercised stock options as shown in the Outstanding Equity Awards table. In the event of termination due to misconduct, as determined in the reasonable judgment of management of Metro, all stock options granted shall be forfeited and rendered unexercisable.

The Employee Stock Option Plan does not provide for accelerated vesting of options in the event of a change in control of Metro (however there would be accelerated vesting upon a change in control if the plan is amended and restated as proposed in this Proxy Statement) or if an executive’s employment would have been terminated without cause.  Consequently, if a change in control of Metro had occurred or if an executive’s employment had been terminated for any reason on December 31, 2009, each of the named executive officers would have been entitled to exercise all of the vested unexercised stock options listed in the column “Number of Securities Underlying Unexercised Options-Exercisable” in the Outstanding Equity Awards table.  Except for Mr. Nalbandian, whose employment agreement provides for accelerated vesting in the event of his termination by Metro “without cause” or by him for “good reason,” the named executive officers would not have been entitled to exercise any options that were not vested on December 31, 2009, if for any reason their employment had been terminated on this date. The closing price of Metro's common stock on December 31, 2009 was $12.57.

Benefits under Employment Agreements

Each named executive officer with the exception of Mr. Solk, has an employment agreement which provides benefits in the event of his termination of employment under various circumstances.  Under any of the circumstances discussed here, each named executive officer would be entitled to receive payment of salary (based on the salary reported in the Summary Compensation Table on page 25) and any other compensation due for services rendered through the date of termination of employment.  Depending on the executive’s employment agreement, additional benefits may be payable in the event of the executive’s termination: (i) due to disability or death; (ii) by Metro “without cause;” (iii) by the named executive officer for “good reason;” and (iv) by the named executive officer upon a “change in control” of Metro.

Termination Due to Disability or Death

Disability

Mr. Nalbandian would be disabled under his employment agreement if he is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  The other executives would be considered disabled under their respective agreement if they are unable to perform the duties and services of their position because of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 6 months.

If any named executive officer becomes disabled, then he continues (to the extent permitted by the respective insurers of such coverage), until the end of the term of his employment agreement to be entitled to receive at Metro's expense such group hospitalization coverage, life insurance coverage and disability coverage as is generally made available from time to time to the executive officers of Metro.  The term of Mr. Nalbandian’s agreement is three years and the term of each of the other named executive officers’ agreement is two years.  Under each agreement, the term is automatically renewed at each anniversary date (unless prior to the anniversary date either the executive or Metro gives notice that it will not renew the agreement) such that the executives at all times have a three-year (in the case of Mr. Nalbandian) or two-year employment agreement.

Had the named executive officers’ employment terminated due to disability on December 31, 2009, Metro would have paid the following amounts for insurance coverage for the balance of the term of the employment each executive:

Name	Cost of Insurance Coverage
Gary L. Nalbandian	$ 9,527
Mark A. Zody	7,547
Mark A. Ritter	3,645
D. Scott Huggins	4,388

Death

Had the named executive officers’ employment terminated due to death on December 31, 2009, Metro would have paid to the estate or personal representative of each of the named executives the executive’s base salary (based on the amount reported in the Summary Compensation Table on page 25) for the balance of the week of his death.  In addition, Mr. Nalbandian’s personal representative or estate would have been paid an amount equal to three times the sum of his highest annual rate of base salary and highest cash bonus paid to him during the most recent 24 months, $1,635,000.

Involuntary Termination Without Cause

A termination “without cause” is defined generally under the employment agreements as termination of the employment of an executive by Metro other than termination due to its failure to renew the agreement at the anniversary date and termination other than for “cause.”  If a named executive officer is terminated for “cause,” the executive would not be entitled to any additional payments or benefits.

“Cause” means that the executive:

(a) is indicted for, convicted of or enters a plea of guilty or nolo contendere to, a felony, a crime of falsehood or a crime involving fraud, moral turpitude or dishonesty;

(b) willfully violates any of the terms or provisions of his employment agreement such as willfully failing to perform his duties under the agreement or to follow the instructions of the Board after receipt of written notice of such instructions (except in the event the executive is incapacitated due to illness or disability); or

(c) engages in any conduct materially harmful to Metro's business, and in either case fails to cease such conduct or correct such conduct, as the case may be, within 30 days subsequent to receiving written notice from the Board advising  the executive of same (which conduct shall be specifically set forth in such notice).

Termination for “Good Reason”

Under the employment agreements of the named executives officers’ other than Mr. Nalbandian, "good reason" means:

(a) Without the executive’s consent:

(i) the nature and scope of  the executive’s authority, responsibilities or duties are materially reduced;

(ii) the duties and responsibilities assigned to the executive are materially inconsistent with those existing on the date of his employment agreement, resulting in a diminution of  authority, duties or responsibilities;

(iii) the salary and fringe benefits provided the executive are materially reduced;

(iv)  the executive’s position or title is reduced, resulting in a material reduction in  the executive’s authority, duties or responsibilities; or

(v) there’s a material change in the geographic location at which  the executive must perform services, resulting in a relocation or transfer of Metro's principal executive offices to a location more than 50 miles from the executive’s principal residence on the date of the employment agreement.

(b) A material breach of the employment agreement by Metro; or

(c) A failure or refusal of any successor to Metro to assume all duties and obligations of Metro under the agreement.

If “good reason” exists for an executive to terminate his employment, he must give notice to Metro of the existence of the condition(s) constituting “good reason” within 90 days of the initial existence of the condition(s).  Upon such notice, Metro has a period of 30 days during which it may remedy the condition(s).  If Metro fails to remedy the condition(s) during this 30-day period, the executive must terminate his service to Metro within 90 days following the expiration of the 30-day period that Metro had within which to remedy the condition(s) constituting “good reason.”  If the executive does not terminate his employment during this 90-day period, his subsequent termination will not be treated as a termination pursuant to a “good reason” and the executive shall have no right to the payments and benefits described below for a “good reason” termination.

Under Mr. Nalbandian’s agreement, a “good reason” termination means the occurrence of both a “change in control” of Metro (as defined below) and the occurrence within 3 years after such change in control of one of the events described above as “good reason” for the other named executives. In the event of a “good reason” for him to terminate his employment, Mr. Nalbandian would be obligated to follow the notice procedure outlined above in order to receive additional compensation set forth in the table below.

Termination Following a “Change in Control”

For the named executives other than Mr. Nalbandian, a “change in control” of Metro means:

(a) any person or group acquires ownership of stock of Metro that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Metro;

(b) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 30 percent or more of the total voting power of the stock of Metro;

(c) a majority of members of Metro’s Board of Directors is replaced during any 24-month period by directors whose appointment or election is not approved by a majority of the members of Metro’s Board before the date of the appointment or election of any of the “replacement” directors; or

(d) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from Metro that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Metro immediately before such acquisition(s).  For purposes of this Section, “group” is defined or determined pursuant to Treasury Regulation §1.409A-3 paragraph (i)(5)(v)(B).

Under Mr. Nalbandian’s employment agreement, a “change in control” means a change in control of Metro of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act; however, such a change in control would be deemed to occur conclusively if any of the following events occurred without Mr. Nalbandian’s prior written consent:

(a) Within any period of 2 consecutive years during the term of the agreement, there is a change in at least a majority of the members of the Board or the addition of five or more new members to the Board, unless such change or addition occurs with the affirmative vote in writing of the executive in his capacity as a director or a shareholder; or

(b) A person or group acting in concert as described in Section 13(d)(2) of the Securities Exchange Act holds or acquires beneficial ownership of a number of common shares of Metro which constitutes either:

(i)   more than 50% percent of the shares which voted in the election of directors of Metro at the shareholders’ meeting immediately preceding such determination; or

(ii)  more than 30% percent of Metro’s outstanding common shares (unexercised warrants or options or unconverted nonvoting securities shall count as constituting beneficial ownership of the common shares into which the warrants or options are exercisable or the nonvoting convertible securities are convertible, notwithstanding anything to the contrary contained in Rule 13d-3 of the Exchange Act).

Each executive’s employment agreement contains provisions which prohibit the executive from (i) divulging confidential information about Metro, (ii) disparaging Metro or the interests of Metro; and (iii) except with the express prior written consent of Metro, competing with Metro or the Bank within any geographic area in which Metro and its subsidiaries are conducting business.  To “compete” means that the executive is acting in any capacity, such as an owner, partner, shareholder (but he may own less than 5% of the outstanding voting stock of a publicly traded company), consultant, agent, employee, officer or director, in the commercial banking business.

The provisions against divulging confidential information and disparagement continue indefinitely.  The non-compete provisions are applicable on the commencement date of each employment agreement and for each named executive officer except Mr. Nalbandian, end on one of the following periods, depending on the reason for the termination:

(a)	If Metro fails to renew the agreement for an additional term such that the agreement would expire at the end of the then current term, on the effective date of the termination of the agreement.

(b)	If the executive voluntarily terminates his employment, one year following the effective date of termination of the agreement; or

(c)
If the agreement is terminated by Metro without cause or by the executive for “good reason” or following a change in control, six months following the effective date of termination of the agreement, except that if Metro is prohibited by its or the Bank’s governmental regulatory agency from paying the executive the severance pay as provided in his employment agreement, then the non-compete provisions expire on the effective date of termination of the employment agreement.

Regardless of the reason for the termination of Mr. Nalbandian’s employment, the non-compete provisions in his agreement continue for a period of 18 months following termination of his employment.

In the event of an allegation by Metro that any named executive officer has breached the confidentiality, non-disparagement or non-compete provisions of his agreement, Metro will continue to make payments under the executive’s employment agreement until a court has entered a final and unappealable order that the executive has breached the agreement.  Nothing in the agreements preclude a court from ordering any executive to repay any payments made to him for the period after the breach is determined to have occurred or from ordering that payments under his agreement be permanently terminated in the event of a material and willful breach.

Potential Payments

Mr. Nalbandian’s employment agreement provides that in the event his employment is terminated by Metro without cause or if he should terminate his employment for “good reason” during the 3-year period following a change in control of Metro, Metro shall pay him a lump sum severance payment equal to three times the sum of his highest annual rate of base salary and the highest cash bonus paid him during the most recent 24 months.  The employment agreements of the other named executive officers provide that if their employment is terminated by Metro without cause of if they terminate their employment for “good reason” or during a period of 180 days following a change in control of Metro, Metro will pay them a lump sum payment equal to two times their average annual base salary in effect during the 24 months immediately preceding such termination  Had a termination of employment occurred for any of these reasons on December 31, 2009, the named executive officers with employment agreements would have been entitled to the following amounts :

Name	Lump Sum Payment 1,3
Gary L. Nalbandian2	$1,635,000
Mark A. Zody	455,192
Mark A. Ritter	424,346
D. Scott Huggins	353,314

1
Payment is to be made within 30 days after termination of their employment unless it is necessary to postpone the commencement of any payments or benefits to prevent any accelerated or additional tax under Section 409A of the Internal Revenue Code; any postponement would not result in any reduction of payment amounts.

2
While Mr. Nalbandian would have been entitled to exercise all of his unvested options, the price of the Company stock on December 31, 2009 was $12.57, well below the exercise prices of his unvested options, which ranged from $16.17 to $31.25. Mr. Nalbandian’s employment agreement provides that he is entitled to an additional payment (a “gross-up” payment) in the event it is determined pursuant to Section 280G of the Internal Revenue Code that any payment or benefit made or provided to him would be an excess parachute payment that is not deductible by Metro for federal income tax purposes and is subject to an excise tax or if any interest or penalties are incurred by Mr. Nalbandian concerning such excise tax.  In such an event, Mr. Nalbandian would be entitled to an additional payment from Metro such that he would incur no out-of-pocket expense for excise taxes, interest or penalty.  The additional payment would be such that Mr. Nalbandian would be in the same position after all federal and state taxes that he would have been in if he did not have to pay the excise tax, interest or penalty.

3	Each executive shall be entitled to continue to participate in the Company’s medical, disability, hospitalization and life insurance programs (three years for Mr. Nalbandian and one year for the others) except that should the executive accept subsequent employment during the applicable period following the date of termination, then any such benefits will be offset by coverage provided through the executive’s subsequent employer. Assuming no offset, the amount that the Company would pay on behalf of the executives for these benefits would be as follows: for Mr. Nalbandian - $13,191; for Mr. Zody - $6,469; for Mr. Ritter - $3,124; and for Mr. Huggins - $3,762.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement captioned “Compensation Discussion and Analysis.” Based on this review and discussion, the Committee recommended to the Board of Directors that this section be included in this Proxy Statement for the year ended December 31, 2009.

COMPENSATION COMMITTEE
By:  Alan R. Hassman, Chairman
Douglas S. Gelder
Michael A. Serluco

Equity Compensation Plan Information

The following table contains information about Metro’s Equity Compensation plans as of December 31, 2009:

Number of securities
remaining available for
	Number of securities to	Weighted average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	oustanding options,	(excluding securities reflected
	and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)1

Equity compensation
plans approved by
security holders	1,030,267	$22.92	624,085

Equity compensation
plans not approved
by security holders	N/A	N/A	N/A

TOTAL	1,030,267	$22.92	624,085

1	Includes total shares available for employees through the 2006 Employee Stock Option Plan and also shares available for directors through the 2001 Directors Stock Option Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant until October 1, 2009, was Beard Miller Company LLP (“BMC”), 320 West Market Street, Harrisburg, PA 17101.  On October 1, 2009, Metro was notified that the audit practice of BMC had been combined with Parente Randolph to form ParenteBeard LLC (“ParenteBeard”).  In the transaction, BMC combined its operations with Parente Randolph and certain of the professional staff and partners of BMC joined ParenteBeard either as employees or partners of ParenteBeard. On October 1, 2009, BMC resigned as the auditors of Metro and with the approval of the Audit Committee, ParenteBeard was engaged as its independent registered public accounting firm.

Prior to engaging ParenteBeard, Metro did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on Metro’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by Metro in reaching a decision as to any such accounting, auditing or financial reporting issue.

The reports of the independent registered public accounting firm of BMC regarding Metro’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the 2008 fiscal year through October 1, 2009, the date of BMC’s resignation, there were no disagreements with BMC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BMC would have caused it to make reference to such disagreement in its reports.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2008 and 2007, or during the interim period from the end of 2008 fiscal year through October 1, 2009.

The Sarbanes Oxley Act of 2002 and the auditor independence rules of the SEC require all public accounting firms who audit public companies to obtain authority from their respective audit committees in order to provide professional services without impairing independence. The Audit Committee meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates.  The Audit Committee also meets with Metro’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their auditor’s work.  During the course of the year, the chairman of the audit committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  The chairman reports any interim pre-approvals at the following quarterly meeting.  At each of the meetings, management and Metro’s independent auditors update the audit committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal 2009, before BMC or ParenteBeard performed any services for Metro, the Audit Committee was informed that such services were necessary and was advised of the estimated costs of such services.  The Audit Committee then decided whether to approve BMC’s or ParenteBeard’s performance of the services.  In 2009, all services performed by BMC or ParenteBeard were approved in advance pursuant to these procedures.  The Audit Committee determined that the performance by BMC or ParenteBeard of tax services was compatible with maintaining that firm’s independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed ParenteBeard LLC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment.  If the shareholders do not ratify the appointment of ParenteBeard, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee.  Representatives of ParenteBeard are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Billed by Independent Public Accountants

Fees for professional services provided by ParenteBeard were as follows for the last two fiscal years:

	2009	2008
Audit Fees1	$334,236	$281,392
Audit-Related Fees2	26,626	14,135
Tax Fees3	23,464	15,125
All Other Fees	-	-

	$384,326	$310,652

1
Includes professional services rendered for the audit of Metro’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

2
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following: assistance with adopting new fair value measurement and disclosure requirements, student loan audits, employee benefit plan audits and other attest services not required by statute or regulation.

3	Tax fees include the following: preparation of state and federal tax returns, advice related to merger and assistance with tax questions and research.

The above fees were approved in accordance with the Audit Committee’s policy.  The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2009 or 2008 total fees.

OTHER BUSINESS

At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals presented in this Proxy Statement by the Board of Directors.  If other proposals are properly brought before the meeting, any signed proxies returned to us will be voted as the proxy holders see fit.

Shareholder Proposals for the 2011 Annual Meeting of Shareholders

Under Metro's Bylaws, no shareholder proposal may be brought before an Annual Meeting of Shareholders unless the proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Metro (containing information specified in the Bylaws) These requirements are separate from and in addition to the SEC's requirements set forth in

Rule 14a-8 that a shareholder must meet in order to have a shareholder proposal included in Metro’s Proxy Statement.  A shareholder wishing to submit a proposal for consideration at the 2011 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than December 18, 2010.

If the Corporate Secretary of Metro receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and such proposal is not excludable under SEC Rule 14a-8, the proposal will be included in Metro’s Proxy Statement and proxy card.  Metro will include in its Proxy Statement the nature of such proposal and how Metro believes shareholders should vote on such proposal.  If the proposal is properly presented at the 2011 Annual Meeting of Shareholders, the proxies appointed by Metro will vote on such proposal as directed by the shareholders.  If a proxy card is returned with no direction as to how the proxy holders should vote, the proxies appointed by Metro may exercise discretionary authority in voting on such proposal.

The presiding officer of the meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the Corporate Secretary for Metro by the date specified. If a shareholder proposal is received by Metro after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2011 Annual Meeting of Shareholders, the proxies appointed by Metro may exercise discretionary authority when voting on such proposal.

If the date of our next Annual Meeting is advanced or delayed by more than 30 days from May 20, 2011, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals must be received.

ANNUAL REPORT

Metro sends only one annual report to shareholders sharing the same address.  We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below.  If you wish to receive a separate copy of the annual report in the future, notify Metro at the phone number or address below.  You can also request that we send only a single copy of the Proxy Statement to security holders at a shared address, by sending written notice to the address below.

Additionally, you can obtain an electronic copy of Metro’s Annual Report on Form 10-K for the year ended December 31, 2009 by visiting our website at www.mymetrobank.com or you may obtain a hard copy at no charge by writing to:

Sherry Richart, Investor Relations
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA  17111
1-800-653-6104

RETURN OF PROXY

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person.  If you do attend the meeting and desire to vote in person, you may then withdraw your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

PETER J. RESSLER
Secretary

Harrisburg, Pennsylvania
June 7, 2010

PROPOSAL NO. 2

APPROVAL OF THE 2011 DIRECTORS’ STOCK OPTION PLAN

Our Board of Directors seeks shareholder approval of a new stock option plan, the 2011 Directors Stock Option Plan (the “Plan”), for Metro’s non-employee directors, consultants and others with outstanding abilities who provide service to Metro.  The Plan, which is substantially the same as the 2001 Director Stock Option Plan (the “2001 Plan”) described on page 17 of this Proxy Statement will replace the 2001 Plan.  The 2001 Plan expires on December 31, 2010, after which no additional options may be granted.

Our Board believes that the objective of the 2001 Plan of attracting and retaining the services of non-employee directors, directors emeritus, advisory directors, consultants and others with outstanding abilities who provide service to Metro remains a valid objective and is critical to Metro’s success.  Adoption of the Plan will further this objective.  The Plan was approved by our Board of Directors subject to shareholder approval as required by NASDAQ Market Rules.  Accordingly, the Board has directed that the Plan be submitted to the shareholders for approval at the Annual Meeting.  The Plan will be adopted if approved by a majority of the shares present and having voting power at the Annual Meeting. Following is a summary of significant terms of the Plan.

Purpose
The purpose of this Plan is to enable Metro to continue to attract and retain the services of non-employee directors, directors emeritus, advisory directors, consultants and others with outstanding abilities who provide service to Metro by making it possible for them to purchase shares of Metro’s Common Stock on terms which will give them a direct and continuing interest in the future success of Metro’s business.

Total Number of Shares Covered by the Plan	200,000 shares of Metro Common Stock are being reserved for issuance upon exercise of options granted under the Plan.

Administration	Our Compensation Committee or another committee designated by our Board will administer the Plan.

Eligible Participants
Eligible participants are non-employee directors, directors emeritus, advisory directors, consultants and others with outstanding abilities, as determined by the Board or the Compensation Committee, who provide service to Metro but are not regularly employed on a salary basis by Metro.  Currently there are seven participants in the 2001 Plan, all of whom are our current non-employee directors (this number could be increased by an increase in the number of non-employee directors).  We anticipate that these seven individuals will participate in the Plan, however, our Board will make that determination.

Exercise Price	Generally, the fair market value of Metro's common stock on the date we grant the option; the exercise price can be no less than the fair market value on the date of grant.

Terms of Options	Generally 10 years, but could be a shorter period.

Vesting of Options	Options granted pursuant to the Plan are not exercisable until one year after the grant date and vest at a rate of 25% per year over four years.

Exercise of Options
The holder of an option can pay the exercise price of the option in cash, or at the Board's or the Compensation Committee's discretion, with Metro common stock (valued at the closing price of the common stock on the exercise date) or a combination of cash and Metro common stock.

Transferability	Options are not transferable except by will or by intestate succession.

Acceleration of Vesting Options
If a Change of Control of Metro (as defined in the Plan) occurs, the options will vest immediately and become exercisable in full unless our Board exercises its discretion to amend the Plan to eliminate immediate vesting.

Term of Plan	The Plan will expire on December 31, 2020, unless we terminate it earlier.

Plan Benefits

At its discretion, our Board of Directors or the Compensation Committee may determine the number of shares that will be optioned in any year, the individuals to whom options will be granted and the number of options that will be granted to any eligible person.  Metro has no policy with respect to the granting of options to director nominees or newly elected directors.  The benefits that will be received in the future under the Plan, therefore, are not determinable at this time.  Below is information concerning options granted to the current non-employee directors as a group under the Plan in 2009.

Number of Shares Underlying Options Granted to Current Non-Employee Directors as a Group	Exercise Price	Expiration Date	Grant Date Fair Value of Option Awards
35,000	$16.17	2/16/2019	$ 213,514

The market value of Metro’s common stock was $12.68 on June 2, 2010.

Plan Amendments

In its discretion, our Board of Directors may amend the Plan.  However, without the approval of the shareholders, our Board of Directors may not make material amendments to the Plan.  Material amendments which require the approval of the shareholders include (i) a reduction in the option exercise price below 100% of the fair market value of Metro’s common stock on the date the option is granted; (ii) a material increase in the number of shares available under the Plan; (iii) a material expansion of the types of awards available under the Plan; (iv) a material expansion of the class of individuals eligible to participate in the Plan; (v) an extension of the exercise period of any option beyond the maximum ten-year period set forth in the Plan; and (vi) a material extension of the term of the Plan.  Amendments that are not material in nature or that curtail, rather than expand, the scope of the Plan may be made at the discretion of our Board of Directors.  For example, an amendment to decrease the shares available for option would not require shareholder approval.

Federal Income Tax Consequences

All the options granted under the Plan are non-qualified stock options.  An optionee under the Plan will generally recognize no taxable income on the date the option is granted.  However, at the time of the exercise of the option, the optionee will usually recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of the exercise over the option exercise price.  Metro will be entitled to a federal tax deduction in an amount equal to the ordinary income recognized by the optionee.

Our Board of Directors recommends that you vote “FOR” adoption of the Plan.  A copy of the Plan is attached to this Proxy Statement as Appendix A.

PROPOSAL NO. 3

APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE 2006 EMPLOYEE STOCK OPTION PLAN

Certain provisions of the 2006 Employee Stock Option Plan (the “2006 Plan”), along with the predecessor plan, the 1996 Employee Stock Option Plan, are described on pages 26 to 27 of this Proxy Statement.  This description is incorporated by reference herein.

Proposed Amendments

Our Board of Directors desires to amend and restate the 2006 Plan as the 2006 Employee Stock Option and Restricted Stock Plan in order to:  (i) permit Metro to grant restricted stock awards in addition to stock options; (ii) accelerate the vesting of plan awards in the event of a change in control; and (iii) make technical corrections to the vesting provisions to ensure consistency in plan terms.

Our Board’s Reasons for the Proposed Amendments

In the current economic market, with stock prices of even the best performing companies down from a few years ago, the benefits received from stock options are far less than in an escalating market.  In such a market, our Board sought additional and more predictable long-term rewards for Metro employees and decided to add a restricted stock award component to the stock option plan.

Changing economic times call for changing compensation strategies. Attracting new employees and retaining our existing workforce are central to Metro’s competitive edge. Since the adoption of the employee stock option plan, stock options have been a central component of Metro’s employee compensation.  Our Board views our stock option plan as a valuable tool in attracting the best executives and professional employees and in aligning the interests of our employees with those of our shareholders.

One of the advantages of restricted stock from a management perspective is that it may better motivate employees to think and act like owners.  As proposed, the holder of the restricted stock would acquire all the rights of ownership of Metro stock upon lapse or satisfaction of the restrictions placed on the stock by the Compensation Committee.  He or she would be required to take no further action to own the stock.   The employee's interests would then be aligned with Metro’s other shareholders. If the stock price would decline, the employee would suffer along with the other shareholders. The Board believes that actual ownership of part of Metro is a powerful motivating tool in ensuring that employees take ownership of Metro’s objectives and remain focused on meeting its goals.

In today’s active merger and acquisition environment, companies of all sizes make provisions for their management should a change of control occur.  These companies, like Metro, desire to avoid distraction of management with concerns about the company being taken over and to keep management focused on the objectives of the company.   Regardless of the size of an organization, when a company is merged or acquired, executives could fall victim to duplication of responsibilities and relocation or demotion.  It is our Board’s desire that in the event of a merger and acquisition scenario, there will be adequate change of control provisions to enable our executives to set aside personal financial objectives and focus on maximizing shareholder value.

Some technical corrections are being made to vesting provisions of the 2006 Plan to prevent confusion and to ensure consistency in Plan terms.

Vote Required

Our Board approved an amendment and restatement of the 2006 Plan on May 21, 2010 and as required by NASDAQ Market Rules, has directed that the Plan be submitted to the shareholders for approval at the Annual Meeting.  The amended and restated 2006 Plan will be adopted if approved by a majority of the shares present and having voting power at the Annual Meeting.

Summary of Significant Terms of Plan as Proposed to be Amended

Below is a summary of the significant terms of the 2006 Plan as proposed to be amended by our Board of Directors.  This summary is qualified in its entirety by reference to the full text of the amended and restated 2006 Plan attached to this Proxy Statement as Appendix B.

Purpose
The purpose of this 2006 Plan is to continue to attract and retain personnel of the highest caliber and encourage employees to invest in Metro’s common stock, thereby acquiring a proprietary interest in Metro and an increased personal interest in Metro’s continued success and progress.

Total Number of Shares Covered by the 2006 Plan
500,000 shares of Metro Common Stock were authorized for issuance pursuant to the 2006 Plan when the plan was adopted in 2005.  An additional 500,000 shares were authorized at the 2008 Annual Meeting. As a result of options that have been awarded since approval of the Plan, 387,666 shares remain available for issuance under the 2006 Plan.

Administration	Our Compensation Committee or another committee designated by our Board will administer the 2006 Plan.

Eligible Participants	All employees of Metro, approximately 950 individuals.

Exercise Price of Options	Generally, the fair market value of Metro's common stock on the date we grant the option; the exercise price can be no less than the fair market value on the date of grant.

Price of Restricted Stock	Shares may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee.

Terms of Options	Generally 10 years, but could be a shorter period.

Vesting of Options	Options granted pursuant to the 2006 Plan are not exercisable until one year after the grant date and vest at a rate of 25% per year over four years.

Restriction Period of Restricted Stock	As the Committee deems appropriate, the Committee will establish conditions under which or the time period within which restrictions on the transfer of shares shall exist.

Exercise of Options
The holder of an option can pay the exercise price of the option in cash, or at the Board's or the Committee's discretion, with Metro common stock (valued at the closing price of the common stock on the exercise date) or a combination of cash and Metro stock.

Transferability
Options are not transferable except by will or by intestate succession.  Restricted stock may not be sold, assigned, transferred, pledged or otherwise disposed of until expiration of the Restriction Period (as determined by the Compensation Committee).

Acceleration of Vesting of Awards
If a change of control of Metro (as defined in the 2006 Plan) occurs, the awards of options and restricted stock will vest immediately.  The options will become exercisable in full and the restrictions on the restricted stock awards will lapse and the awards will be fully vested.

Term of 2006 Plan	The 2006 Plan will expire on December 31, 2015, unless our Board terminates it earlier.

Approximately 180 officers and employees participated in the 2006 Plan in 2009 and approximately 950 are eligible to participate in the Plan in 2010.  Our named executive officers and other participants in the amended and restated 2006 Plan will benefit from the proposed amendment in that they will be eligible to receive awards of restricted stock in addition to stock options.  The number of restricted shares that will be awarded will not be based on any executive officer’s existing share ownership.

Plan Benefits

The Board of Directors or the Compensation Committee, if our Board shall direct, will determine in its sole discretion the number of shares that will be optioned or awarded as restricted stock in any year, the officers and key employees to whom awards of restricted stock or options will be granted and the number of shares of restricted stock or options that will be granted to each eligible employee.  The benefits that will be received in the future under the 2006 Plan, therefore, are not determinable at this time.

The option awards granted in 2009 to the named executive officers (whose names and positions are stated in the Summary Compensation Table on page 25) under the 2006 Plan are set forth in the Grants of Plan-Based Awards table on page 27.  For the named executive officers, except for Mr. Solk, these options expire on February 20, 2019.  Mr. Solk’s options expire on April 6, 2019.  Below is information concerning options granted during 2009 to current executive officers of Metro as a group and the group of current employees of Metro including all current officers who are not executive officers.  No awards of restricted stock were made in 2009.  The market value of Metro common stock was $12.68 on June 2, 2010.

	Number of Shares Underlying Options Granted	Exercise Price	Expiration Date	Grant Date Fair Value of Option Awards
Executive Officer Group	55,000	$16.17	2/20/2019	$331,526
Steve Solk	5,000	$18.55	4/06/2019	$37,466
Non-Executive Officer Group	75,850	$16.17	2/20/2019	$426,113
Non-Executive Officer Group	700	$19.55	4/03/2019	$4,646
Non-Executive Officer Group	4,370	$11.72	9/27/2019	$19,606
Non-Executive Officer Group	28,500	$12.57	12/31/2019	$166,729
Employee Group	1,850	$19.55	4/03/2019	$12,279

Future Plan Amendments

The Board of Directors may amend the 2006 Plan from time to time without further action by the shareholders.  However, the Board may not materially amend the 2006 Plan without the approval of the shareholders.  The 2006 Plan specifically prohibits our Board of Directors from amending the 2006 Plan to (i) increase the maximum number of shares of common stock for which options or restricted stock may be granted; (ii) reduce the minimum exercise price, (iii) extend the maximum period during which options may be exercised; or (iv) permit the granting of options or restricted stock after December 31, 2015.  Amendments that are not material in nature or that curtail, rather than expand, the scope of the 2006 Plan may be made at the discretion of our Board of Directors.  For example, an amendment to require a minimum period of service before the receipt of any option or restricted stock award would not require shareholder approval.

Federal Income Tax Consequences

Following is a summary of federal income tax consequences relating to awards of options and restricted stock under the 2006 Plan. The federal income tax consequences will depend in part on whether the award is of restricted stock, an incentive stock option or a non-qualified stock option.

Tax Consequences for Incentive Stock Options

If an employee is granted an incentive stock option, exercises the incentive stock option, and subsequently holds the stock received upon exercise of the option for at least one (1) year after the stock was received and for at least two (2) years from the date the option was granted, he or she will recognize no taxable income upon either the grant or the exercise of the incentive stock option.  When the employee sells the stock, he or she will recognize capital gain or capital loss equal to the difference between the sale price and the option exercise price.

The amount by which the fair market value of the stock at the time of the exercise of the incentive stock option exceeds the option exercise price is an item of adjustment in computing alternative minimum taxable income, and may result in the employee having to pay an alternative minimum tax.  However, the gain or loss from disposition of stock acquired pursuant to an incentive stock option differs for purposes of regular tax and minimum tax computations.  For alternative minimum tax purposes, the basis of the stock is increased by the amount that the alternative minimum taxable income was increased due to the earlier exercise of the incentive stock option.

Metro will not be entitled to a federal income tax deduction with respect to the grant of an incentive stock option or the issuance of stock upon exercise of the incentive stock option.

If the holder of an incentive stock option fails to hold stock received upon exercise of the option for the periods described above, he or she will recognize ordinary income in the year he or she disposes of the stock.  The income recognized will generally be the lesser of (i) the excess of the fair market value of the stock on the date the incentive stock option was exercised over the option exercise price, or (ii) the gain recognized on disposition of the stock.  Metro will ordinarily be entitled to take a deduction for federal income tax purposes equal to the ordinary income recognized by the employee for the year in which the disposition occurs.

Tax Consequences for Non-Qualified Stock Options

If an employee is granted a non-qualified stock option under the 2006 Plan, he or she will generally recognize no taxable income on the date the option is granted. However, the employee will usually recognize ordinary income at the time the employee exercises the non-qualified stock option in an amount equal to the excess of the fair market value of the stock on the date of the exercise over the option exercise price.  Metro will be entitled to a federal tax deduction in an amount equal to the ordinary income recognized by the employee.

Tax Consequences for Restricted Stock Awards

An employee normally will not recognize taxable income upon the award of restricted stock, and Metro will not be entitled to a deduction, until such stock is transferable by the employee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the employee will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the common stock at that time and the amount paid by the employee for the shares, if any. Metro will be entitled to a deduction in the same amount.   An employee may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the common stock at that time, determined without regard to the restrictions, and the amount paid by the employee for the shares, if any. In this event, Metro would be entitled to a deduction in the same year, and any gain or loss recognized by the employee upon subsequent disposition of the common stock will be capital gain or loss.  If, after making the election, any common stock subject to a restriction is forfeited, the employee will not be entitled to any tax deduction or tax refund.

The Board of Directors recommends that you vote “FOR” approval of the amendment and restatement of the 2006 Employee Stock Option and Restricted Stock Plan.  A copy of the proposed amended and restated 2006 Plan is attached to this Proxy Statement as Appendix B.

APPENDIX A

2011 DIRECTORS STOCK OPTION PLAN
METRO BANCORP, INC.

1.         Purpose of Plan

The purpose of this Plan is to enable Metro Bancorp, Inc. (hereinafter referred to as the “Company”) to continue to attract and retain the services of non-employee directors, directors emeritus, advisory directors, consultants and others with outstanding abilities by making it possible for them to purchase shares of the Company's Common Stock on terms which will give them a direct and continuing interest in the future success of the Company's business.

2.         Definitions
“Company” means Metro Bancorp, Inc., a Pennsylvania business corporation.

“Committee of the Board” means a committee established by the Board consisting of three or more members of the Board. The Compensation Committee may be this committee.

“Director” for purposes of this Plan means a director of the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Metro Bank.

“Eligible Participant”  for purposes of this Plan means a Director, advisory director, director emeritus, consultant, or other individual the Board deems beneficial to the Company who is not regularly employed on a salary basis by the Company or its subsidiary, Metro Bank.

“Shares” means shares of Common Stock of the Company.

“Board” means the Board of Directors of the Company.

“Optionee” means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

3.         Limits on Options

The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 200,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like.  The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned.  Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

4.         Adjustment of Options

The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.         Granting of Options

The Board, or if the Board so determines, a Committee of the Board, is authorized to grant options to Eligible Participants pursuant to this Plan during the calendar year 2011 and in any calendar year thereafter to December 31, 2020, but not thereafter.  The number of shares, if any, optioned in each year, the Optionees to whom options are granted, and the number of shares optioned to each Optionee selected shall be wholly within the discretion of the Board or the Committee of the Board.  If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees.  Any options granted in a given year shall be granted in February of that year.

6.         Terms of Stock Options

The terms of stock options granted under this Plan shall be as follows:

(a)
The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.  The fair market value of the shares shall be the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Global Select Market System on the trading day immediately preceding the date of grant or the closest preceding date if there are no high and low sale prices available on that date.

(b)	Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

(c)
Each option shall expire and all rights thereunder shall end ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and (f) of this Section 6 in the event an Optionee ceases to serve in the capacity to which he has been appointed or dies.

(d)
During the lifetime of an Optionee, his/her option shall be exercisable only by him/her and only while serving in that capacity to which he/she has been appointed or within three months after he/she has ceased to serve in such capacity (but in any event not later than the end of the period specified in paragraph (c) of this Section 6).

(e)
If an Optionee dies within a period during which he/she could have exercised an option, his/her option may be exercised within three months after his/her death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his/her will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him/her immediately prior to his/her death.

(f)
If an Optionee is removed as a Director for any of the reasons specified in Section 1726(b) of the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), or from any other position to which he has been appointed for reasons similar to the reasons specified in Section 1726(b) of the BCL, all options theretofore granted to the Optionee preceding such removal shall be forfeited by the Optionee and rendered unexercisable.

(g)
Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

7.         Vesting of Options

No option granted under this Plan may be exercised within one year from the date of the grant of the option.  Options held more than one year may be exercised based upon the Option holding period, pursuant to the following schedule:

Option Holding Period	Percent Vested

Less than 1 year	0%
More than 1 year and less than 2 years	25
More than 2 years and less than 3 years	50
More than 3 years and less than 4 years	75
More than 4 years	100

8.         Exercise of Options

No option granted under this Plan may be exercised before the first to occur of (i) one year from the date of option grant, or (ii) a Change in Control of the Company.  Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

9.         Change in Control

For the purposes of this Plan, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred:

(a)
Any person or group acquires ownership of stock of Metro that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Metro.

(b)
Any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 30 percent or more of the total voting power of the stock of Metro.

(c)
A majority of members of Metro’s Board of Directors is replaced during any 24-month period by directors whose appointment or election is not approved by a majority of the members of Metro’s Board before the date of the appointment or election of any of the “replacement” directors.

(d)
Any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from Metro that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Metro immediately before such acquisition(s).  For purposes of this Section, “group” is defined or determined pursuant to Treasury Regulation §1.409A-3 paragraph (i)(5)(v)(B).

10.       Reorganization of the Company

In the event that the Company is succeeded by another corporation or Company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or Company shall assume the outstanding options granted under this Plan or shall substitute new options for them.

11.       Delivery of Shares

No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in the Company's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no shares will be delivered upon the exercise of an option until the Optionee has given the Company a satisfactory written statement that he/she is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.

12.       Administration

The Board or the Committee of the Board may make such rules and regulations and establish such procedures, as it deems appropriate for the administration of this Plan.  In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, any Optionee(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Company and its shareholders.

13.       Reservation of Shares

Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

14.       Amendment of Plan

The Board may amend this Plan from time to time as it deems desirable, however, no amendment shall (i) reduce the option price below 100% of the fair market value of the shares subject to the option on the date the option is granted; (ii) extend the option exercise period beyond the period set forth in paragraph (c) of Section 6; or (iii) otherwise materially amend the Plan.

15.       Termination of the Plan

The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2020, but no such termination shall deprive Optionees of their rights under their options.

16.       Effective Date

This Plan shall become effective on January 1, 2011, and options hereunder may be granted at any time on or after that date until the earlier of December 31, 2020 or termination of the Plan.

APPENDIX B

METRO BANCORP, INC.
AMENDED AND RESTATED
2006 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN

1.         Purpose of Plan

The purpose of this Plan is to enable Metro Bancorp, Inc. (hereinafter referred to as “Metro”) to continue to compete successfully in attracting and retaining key employees with outstanding abilities by making it possible for them to receive awards of incentive stock options, nonqualified stock options and restricted stock and, thereby, acquire shares of Metro's common stock on terms which will give them a more direct and continuing interest in the future success of Metro.

2.         Definitions

“Award” means an award of incentive stock options, nonqualified stock options or restricted stock pursuant to this Plan.

"Board" means the Board of Directors of Metro.

"Committee" means a committee established by the Board.  The Committee shall consist of three or more members of the Board.  No member of the Committee may receive Options under the Plan.  The Compensation Committee may be the Committee if it meets these qualifications.

"Employees" means employees, including officers, regularly employed on a salary basis by Metro or any subsidiary or affiliate of Metro.  “Employment with Metro” or words to that effect, shall include employment by any subsidiary or affiliate of Metro.

“Fair Market Value” of a share of Metro's common stock shall mean its closing sale price on the principal stock exchange on which the stock is traded on the date as of which the value is being determined. If there is no reported sale on that date, the Fair Market Value shall be the closing sale on the next preceding day for which a sale was reported.

"Metro" means Metro Bancorp, Inc., a Pennsylvania corporation and bank holding company.

“ISO” means an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

“NQSO” means a stock option, which is not described in Section 422 of the Code.

“Option” means an option, either in the form of an ISO or NQSO, granted in accordance with the terms of this Plan.

"Optionee" means a person to whom an option has been granted under this Plan.

“Option Price” means the per share exercise price of the shares of Metro common stock covered by each option.

“Restricted Stock” means shares of Metro common stock that are not fully transferable until certain conditions established by the Committee have been met. Upon satisfaction of those conditions, the shares become transferable.

"Shares" means shares of common stock of Metro.

3.         Aggregate Number of Shares

The total number of Shares for which Awards may be granted under this Plan shall not exceed in the aggregate 500,000 shares, subject to appropriate adjustment if the number of issued Shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or similar corporate action.  Shares covered by Awards, which have expired, which have been cancelled or forfeited or otherwise surrendered may again be available for Awards under this Plan.  Options may be granted in the form of ISOs or NQSOs.

4.         Adjustment of Awards

The number of Shares of Restricted Stock granted or Shares optioned from time to time to individual Optionee’s under the Plan, and the Option Prices therefore, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.         Granting of Options and Restricted Stock

The Board, or if the Board so determines, the Committee, is authorized to grant Options and Restricted Stock to selected employees pursuant to this Plan until December 31, 2015.  The number of Shares, if any, optioned or granted as restricted shares in each year, the employees to whom such Awards are granted, and the amount of each Award to each employee selected shall be wholly within the discretion of the Board or the Committee.  The Board may grant both ISOs and NQSOs and award Restricted Stock to the same employee. Board action on Awards and administration of this Plan shall be only upon the advice and recommendation of the Committee if the Board has appointed a Committee.

6.         Terms of ISOs

ISOs granted under this Plan shall contain the following terms:

(a)
The ISO price shall be fixed by the Board or the Committee but shall in no event be less than 100% of the fair market value of the Shares subject to the ISO on the date the ISO is granted.  The ISO price, in the case of an Optionee who, at the time the Option is granted, owns more than 10% of the outstanding Shares of Metro's common stock shall be at least 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted.

(b)	ISOs shall not be transferable otherwise than by will or by the laws of descent and distribution. No ISO shall be subject, in whole or in part, to attachment, execution or levy of any kind.

(c)
Each ISO shall expire and all rights under the ISO shall end at the expiration of the exercise period for the ISO, which shall in no event be extended beyond its original term and shall not be more than ten years after the date on which it was granted.  Provided, however, that in the case of an Optionee who, at the time the Option is granted, owns more than 10% of the outstanding shares of Metro's common stock, ISOs shall expire no more than five years after the date on which the ISO was granted.

(d)
ISOs may be exercised only while employed by Metro or within (i) three years after retirement or death (if death occurs while employed), or (ii) three months after termination of employment (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of Section 6).  In all other respects, an ISO is exercisable by retired or terminated Optionee’s only to the extent the ISO was exercisable by the Optionee on the last day of his or her employment with Metro.  For purposes of this paragraph (d), retirement shall mean termination of employment by an Optionee who has attained age 62.  If an Optionee retires due to disability, the ISOs granted to the Optionee shall be exercisable within 12 months of the date of retirement (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 6).

(e)
If an Optionee dies while employed by Metro, the ISO may be exercised within three years after the Optionee’s death (but not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 6) by those entitled under the Optionee’s will or the laws of descent and distribution, but only if and to the extent the ISO was exercisable by the Optionee immediately prior to the Optionee’s death.

(f)
If Optionee's employment with Metro is terminated by Metro due to the misconduct of Optionee, as determined in the reasonable judgment of management of Metro, all ISOs granted to the Optionee prior to termination shall be forfeited by Optionee and rendered unexercisable.

(g)
ISOs may be exercised in whole or in part from time to time, subject to the provisions of this Plan and to such additional or different terms regarding the exercise of the ISOs as the Board or the Committee of the Board may fix at the time of grant.

(h)
ISOs shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit that individual first to exercise ISOs, in any calendar year, for the purchase of Shares having a fair market value in excess of $100,000 (determined at the time of the grant of the ISOs).  Any Optionee may exercise ISOs for the purchase of Shares valued in excess of $100,000 (determined at the grant of the ISOs) in any calendar year, but only if the right to exercise the ISOs shall have first become available in prior calendar years.

(i)	An ISO shall be automatically converted to an NQSO in the event all requirements of Section 422 of the Code are not met.

7.         Terms of NQSOs

NQSOs granted under this Plan shall contain the following terms:

(a)	The NQSO price shall be fixed by the Board or the Committee, and may not be less than 100% of the fair market value of the Shares subject to the NQSO on the date the NQSO is granted.

(b)	NQSOs shall not be transferable otherwise than by will or by the laws of descent and distribution. No NQSO shall be subject, in whole or in part, to attachment, execution or levy of any kind.

(c)
Each NQSO shall expire and all rights under the NQSO shall end at the expiration of the exercise period for the NQSO, which shall in no event be extended beyond its original term and shall not be more than ten years after the date on which it was granted.  The Board or the Committee shall establish the exercise period for each NQSO, subject in all cases to paragraphs (d), (e) and (f) of this Section 7.

(d)
NQSOs may be exercised only while employed by Metro or within (i) three years after retirement or death (if death occurs while employed), or (ii) three months after termination of employment (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of Section 7).  For purposes of this paragraph (d), retirement shall mean termination of employment by an Optionee who has attained age 62.  If an Optionee retires due to disability, the NQSOs granted to the Optionee shall be exercisable within 12 months of the date of retirement (but in any event not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 7).

(e)
If an Optionee dies while employed, the NQSO may be exercised within three years after the Optionee’s death (but not later than the end of the period fixed by the Board or the Committee of the Board in accordance with the provisions of paragraph (c) of this Section 7) by those entitled under the Optionee’s will or the laws of descent and distribution.

(f)
If Optionee's employment with Metro is terminated by Metro due to the misconduct of Optionee, as determined in the reasonable judgment of management of Metro, all NQSOs granted to the Optionee prior to termination shall be forfeited by Optionee and rendered unexercisable.

(g)
NQSOs may be exercised in whole or in part from time to time, subject to the provisions of this Plan and to such additional or different terms regarding the exercise of the NQSOs as the Board or the Committee of the Board may fix at the time of grant.

8.         Vesting of Options

Except as provided in Section 9, no Option granted under this Plan may be exercised within one year from the date of the grant of the Option.  Options held more than one year may be exercised based upon the Option holding period, pursuant to the following schedule:

Option Holding Period	Percent Vested

Less than 1 year	0%
More than 1 year and less than 2 years	25
More than 2 years and less than 3 years	50
More than 3 years and less than 4 years	75
More than 4 years	100

9.         Full Vesting of Options Upon a Change in Control

All outstanding Options shall become fully and immediately exercisable upon a Change in Control (as defined herein), if the Optionee is employed by, or providing services to Metro as of the date of the Change in Control.

For the purposes of this Plan, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred without the prior written consent of such Optionee:

(a)
A change in identity of at least four (4) members of the Board of Directors or the addition of four (4) or more new members to the Board of Directors, or any combination of the foregoing, within any two (2) consecutive calendar year periods.

(b)
A person or group acting in concert as described in Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Company which constitutes either more than 50%, of the shares which voted in the election of Directors of Metro at the Shareholders’ Meeting immediately preceding such determination, or (ii) more than 50% of Metro's outstanding voting shares.

The term “proposes to hold or acquire” shall mean the right of a person or group to acquire or merge (whether such right is exercisable immediately or only after the passage of time, or upon the receipt of such regulatory approvals as are required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options, or otherwise.

(c)
A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has commenced a tender or exchange offer with respect to the voting shares of Metro or securities convertible or exchangeable into voting shares of Metro.

(d)
A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has the right to vote shares of Metro pursuant to any agreement, arrangement or understanding (whether or not in writing), either (i) more than 50% of the shares which voted in the election of Directors of Metro at the Shareholders’ Meeting immediately preceding such determination, or (ii) more than 50% of Metro's outstanding voting shares; provided, however, that such person or group acting in concert, shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities rises solely from a revocable proxy given in response to a Proxy Solicitation by management of Metro in connection with the Annual Meeting of the Shareholders of Metro.

10.       Exercise Eligibility Period Following Termination of Employment

Except in the event of a Change in Control (as defined in Section 9), Options granted under this Plan less than one year prior to date of termination of employment are not exercisable under any circumstances.  Options granted at least one year prior to termination of employment must be exercised prior to the expiration date of the Option and within the period set forth below depending upon the reason for termination:

	Options Eligible	Exercise Eligibility
Termination Reason	for Exercise	Period

Retirement	100% of outstanding	3 years from
	Options	retirement date

Death while employed	100% of outstanding	3 years from
	Options	date of death

Total & permanent	100% of outstanding	1 year from termination
disability	Options	date

Misconduct	None	Not applicable

Any other reason	Any Option 100% vested	3 months from
	plus the vested portion	termination date
of the next oldest Option

11.       Awards of Restricted Stock

In its discretion and upon such terms as it deems appropriate, the Committee may award shares of Restricted Stock to selected employees as provided in this Section (a “Restricted Stock Award”).

(a)
Shares issued pursuant to Restricted Stock Awards may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which or the time period within which restrictions on the transfer of Shares (the “Restriction Period”) shall exist as the Committee deems appropriate.

(b)	The Committee shall determine the number of Shares pursuant to a Restricted Stock Award in such manner as the Committee deems appropriate.

(c)
If the holder of the Restricted Stock Award ceases to be employed by Metro during the  Restriction Period, the Restricted Stock Award shall terminate as to all Shares covered by the Award as to which restrictions on transfer have not lapsed and those Shares will be immediately returned to Metro. The Committee may, in its discretion, provide for complete or partial exceptions to this requirement.

(d)
During the Restriction Period, the Restricted Stock shall remain in the possession of Metro and the employee may not sell, assign, transfer, pledge or otherwise dispose of the Shares to which a Restriction Period applies.  A certificate for the Shares shall be issued to the employee when all restrictions on such Shares have lapsed.

(e)	During the Restriction Period, unless the Committee determines otherwise, the employee shall have the right to vote the Shares and to receive any dividends or other distributions paid on such shares.

(f)
All restrictions imposed under the Restricted Stock Award shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Awards, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Awards shall automatically and immediately lapse upon a Change in Control (as defined in Section 9).

(g)
To the extent permitted by the Committee, the employee may make an election to satisfy his or her income tax withholding obligation with respect to a Restricted Stock Award by having Shares withheld up to an amount that does not exceed the employee’s minimum applicable tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If the employee is a director or officer within the meaning of Rule l6a- 1(f) promulgated under the Exchange Act, such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such Shares.

12.       Reorganization of Metro

In the event that Metro is succeeded by another corporation or bank in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or bank shall assume the outstanding Awards granted under this Plan or shall substitute new Awards for them.

13.       Delivery of Shares

No Shares shall be delivered upon the exercise of an Option until the Option price has been paid in full in cash or, at the discretion of the Board or the Committee, in whole or in part in Metro's common stock owned by the Optionee valued at fair market value on the date of exercise.  If required by the Board, no Shares will be delivered upon the exercise of an Option or the lapse of a Restriction Period until the holder has given Metro a satisfactory written statement that he or she is acquiring the Shares for investment and not with a view to the sale or distribution of Shares.

14.       Continuation of Employment

Neither this Plan nor any Option granted or Award of Restricted Stock under this Plan shall confer upon any employee any right to continue in the employ of Metro or limit in any respect the right of Metro or to terminate the employee’s employment at any time.

15.       Administration

The Board or the Committee may make rules and regulations and establish procedures as it deems appropriate for the administration of this Plan.  In the event of a disagreement as to the interpretation of this Plan, any amendment thereto, any rule, regulation or procedure thereunder, or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee shall be final and binding upon all persons in interest, including Metro, Optionees, and shareholders of Metro.

16.       Reservation of Shares

Shares delivered upon the exercise of an Option or the lapse of a Restriction Period shall, in the discretion of the Board or the Committee, be either authorized but unissued Shares, or previously issued Shares acquired by Metro through purchase in the open market or otherwise, or a combination of both.  Metro shall be under no obligation to reserve or to retain in its treasury any particular number of Shares at any time, and no particular Shares, whether unissued or held as treasury Shares, shall be identified as those optioned held as Restricted Stock under this Plan.

17.       Amendment of Plan

The Board without further action by the shareholders may amend this Plan from time to time as it deems desirable.  However, no such amendment shall increase the maximum number of Shares for which Options or Restricted Stock may be granted, reduce the minimum Option Price, extend the maximum Option period, or permit the granting of Options or Restricted Stock after December 31, 2015.

18.       Termination of the Plan

The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2015.  Termination of the Plan shall not deprive Optionees of Options granted prior to termination of the Plan.

19.       Effective Date - Shareholder Approval

The 2006 Employee Stock Option Plan became effective as of January 1, 2006, with the approval by the holders of a majority of the shares casting a vote at a meeting of shareholders of Pennsylvania Commerce Bancorp, Inc. on May 20, 2005.  This amended and restated Plan shall become effective upon approval by the holders of a majority of the shares casting a vote at a meeting of shareholders of Metro where a quorum is present.

PROXY

METRO BANCORP, INC.
3801 Paxton Street
Harrisburg, PA  17111
Telephone:  (888) 937-0004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF METRO BANCORP, INC.

The undersigned hereby appoints Douglas S. Gelder and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Metro Bancorp, Inc. held of record by the undersigned on April 24, 2010 at the Annual Meeting of Shareholders to be held on July 23, 2010.

1.         ELECTION OF DIRECTORS:

For all Nominees Listed Below ________	Withhold Authority_________
(except as indicated below)

Gary L. Nalbandian, James R. Adair, John J. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette,
Samir J. Srouji, M.D.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

2.       APPROVAL OF 2011 DIRECTOR STOCK OPTION PLAN

FOR_____ AGAINST_____ ABSTAIN_____

3.       AMEND AND RESTATE 2006 EMPLOYEE STOCK OPTION PLAN

FOR_____ AGAINST_____ ABSTAIN_____

4.       RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS INDEPENDENT REGISTRED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

FOR_____ AGAINST_____ ABSTAIN_____

5.       OTHER BUSINESS:

Take action on other business, which may properly come before the meeting.

FOR_____ AGAINST_____ ABSTAIN_____

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.  THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this day of , 2010.	(SEAL)
Signature

(SEAL)
Signature

When shares are held by joint tenants, both should sign.  If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope.  No postage is necessary if mailed in the United States in the enclosed self-addressed envelope.